EXHIBIT 3.1

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

PERSPECTUM GROUP PLC

(adopted by a special resolution passed on                  2021)

i

CONTENTS

(continued)

-ii-

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Perspectum Group plc

(adopted by special resolution passed on                  2021)

PRELIMINARY

Model Articles

1 This document comprises the Articles of Association of Perspectum Group plc (the “Company”) and no regulations set out in any statute or statutory instrument concerning companies (including the Companies (Model Articles) Regulation 2008 (SI 2008/3229)) shall apply as Articles of Association of the Company.

Definitions

2 In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006, including any modification or re-enactment of it for the time being in force;

Acquiring Person has the meaning given in Article 14(c);

address means in relation to electronic communications, any number, address or code (including, in the case of any Uncertificated Proxy Instruction permitted in accordance with these Articles, an identification number of a participant in the Relevant System concerned) used for the purposes of such communications;

Appointed Number has the meaning given in Article 299;

Appointed Proxy has the meaning given in Article 300;

Appointed Proxy Record Date has the meaning given in Article 304;

Approved Depositary means a custodian or some other person appointed in writing by the Board whereby such custodian or other person holds or is interested in Ordinary Shares and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to receive such shares, provided and to the extent that the terms and conditions of the custodian or other person acting as such have been approved by the Board for the purpose of these Articles;

Articles means these articles of association, as amended from time to time and Article shall be construed accordingly;

auditors means the auditors for the time being of the Company;

Board means the board of directors of the Company, as constituted from time to time;

Business Day means any day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the principal office of the Company is not open for business, and (iv) any other day on which commercial banks in New York, New York or in the United Kingdom are authorised or obligated by law or executive order to close;

Certificated Share means a Share which is held in physical certificated form and references in these Articles to a Share being held in certificated form shall be construed accordingly;

clear days means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company’s website means the website, operated or controlled by the Company, which contains information about the Company in accordance with the Statutes;

Control has the meaning given in Article 14(e);

default shares has the meaning given in Article 117(a);

Deferred Shares means deferred shares each in the capital of the Company identified in Article 5(c) and with rights set out therein and in these Articles generally;

Depositary Shares has the meaning given in Article 299;

Derivative Instrument has the meaning given in Article 109(a)(ii)(B);

direction notice has the meaning given in Article 117;

director means a director of the Company for the time being, and includes any person occupying the position of director, by whatever name called;

dividend means dividend or bonus;

EEA State means a state within the European Economic Area;

electronic communication has the same meaning as provided in section 15 of the Electronic Communications Act;

Electronic Communications Act means the Electronic Communications Act 2000 (as amended from time to time);

electronic form means in a form specified by section 1168(3) of the Act and otherwise complying with the provisions of that section provided that electronic form shall include, without limitation, electronic mail, information recorded by means of a communications network and information recorded by being entered into a website or software application;

electronic general meeting has the meaning given in Article 84;

entitled by transmission means, in relation to a Share, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

Exchange has the meaning give in Article 13;

Exchange Act means the United States Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the SEC promulgated thereunder;

Group Company has the meaning given in Article 205;

Group Company Interest has the meaning given in Article 205;

holder means, in relation to a Share, the member whose name is entered in the Register as the holder of that Share;

Interested Director has the meaning given in Article 204;

member means a member of the Company;

member default shares shall have the meaning given in Article 110;

Nasdaq means Nasdaq Global Select Market (or other similar national quotation system of the Nasdaq Stock Market or such other exchange or quotation service on which the Company’s Shares or Depositary Shares are listed or quoted);

Office means the registered office for the time being of the Company;

Operator means a person approved under the Regulations as operator of a Relevant System;

ordinary resolution has the meaning given in section 282 of the Act;

Ordinary Shares means the ordinary shares in the capital of the Company identified in Article 5(a) and with the rights set out therein and in these Articles generally;

Other Interests has the meaning given in Article 109(a)(ii)(D);

paid means paid or credited as paid;

Preference Shares means preference shares each in the capital of the Company identified in Article 5(b) and with rights set out therein and in these Articles generally;

Proxy Register has the meaning given in Article 299;

public announcement means disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service of other method of public announcement as the Board may deem appropriate in the circumstances or, where applicable, in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act;

Register means the register of members of the Company;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001/3755) (as amended and replaced from time to time and any subordinate legislation and rules made under them for the time being in force);

Relevant Class has the meaning given in Article 29;

Relevant Share Capital has the meaning given in Article 128(a);

Relevant System means any computer based system, and procedures, permitted by the Regulations, which enables title in units of a security to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters;

Retiring Directors has the meaning given in Article 166;

Rights has the meaning given in Article 11;

Rights Plan has the meaning given in Article 10;

seal means the common seal (if any) of the Company and includes any official seal (if any) kept by the Company by virtue of section 49 or 50 of the Act;

SEC means the United States Securities and Exchange Commission;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary of the Company;

section 793 notice has the meaning given in Article 117;

Securities Act means the United States Securities Act of 1933, as amended from time to time and the rules and regulations of the SEC promulgated thereunder;

Shareholder Associated Person has the meaning given in Article 109;

Shareholder Information means notices, documentation or information which the Company wishes or is required to communicate to members including, without limitation, annual reports and accounts, interim financial statements, summary financial statements, notices of meeting and proxy forms;

Shares means shares of any class in the capital of the Company and Share shall be construed accordingly;

Situational Conflict has the meaning given in Article 204;

special resolution has the meaning given to it in section 283 of the Act;

Statutes means the Act and every other statute (including any orders, regulations or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations and the Electronic Communications Act);

Sterling or £ means the lawful currency of the United Kingdom;

Uncertificated Proxy Instruction means a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the directors (subject always to the facilities and requirements of the Relevant System concerned);

Uncertificated Share means in relation to any Share or other security of the Company, that title to it is evidenced and may be transferred by means of a Relevant System;

United Kingdom means Great Britain and Northern Ireland;

US Dollars or $ means the lawful currency of the United States of America;

Voting Agreement has the meaning given in Article 109(a)(ii)(C);

Voting Commitment has the meaning given in Article 109(A)(i);

website communication means the publication of a notice or other Shareholder Information on the Company’s website in accordance with Part 4 of Schedule 5 to the Act; and

withdrawal notice has the meaning given to it in Article 120.

Construction

3 References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to outstanding Shares in the Company shall not include Shares held by the Company in treasury.

References to electronic platforms include, without limitation, devices, electronic systems, procedures, methods, facilities, websites, software applications and conference call systems through which persons may attend, participate or attend and participate in general meetings.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and vice versa, and words denoting persons include bodies corporate (wherever resident or domiciled) and unincorporated bodies of persons.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Statutes have the same meaning as in the Statutes (but excluding any modification of the Statutes not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

References to “other” and “otherwise” shall not be construed ejusdem generis where a wider construction is possible.

A reference in these Articles to a holder or holder(s) of any class of Shares, as the case may be, shall in each case, be deemed to exclude the Company in relation to any Shares in treasury.

Headings are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board in the context of the exercise of any power contained in these Articles includes any committee constituted in accordance with these Articles, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; and (c) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

Limited Liability

4 The liability of the members is limited to the amount, if any, unpaid on the Shares held by them.

Share Capital

5 The Company may issue or have in issue shares in the capital of the Company with the following rights attaching to them (subject to any other provisions in these Articles):

(a)

Ordinary Shares, each of which shall be denominated in sterling with a nominal value to be determined by the Board. Each Ordinary Share shall have one (1) vote attaching to it for voting purposes in respect of all matters on which Ordinary Shares in the capital of the Company have voting rights, and shall form a single class with the other Ordinary Shares in the capital of the Company for such purposes. Each Ordinary Share shall rank equally with all other Ordinary Shares in the capital of the Company for any dividend or other distribution or in respect of the capitalisation of profits, in favour of the Ordinary Shares, irrespective of the nominal value of the Ordinary Share. Each Ordinary Share shall rank equally with all Ordinary Shares in the capital of the Company in respect of any distribution made on a winding up of the Company, irrespective of the nominal value of the Ordinary Share.

(b)

Preference Shares, each of which shall be denominated in sterling with a nominal value to be determined by the Board. Preference Shares may be issued in one (1) or more classes with or without votes attaching to them, with the Board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The Board may determine any other terms and conditions of the Preference Shares, including with regards to their rights (i) to receive dividends (which may include the right to receive preferential or cumulative dividends), (ii) to distributions made by the Company on a winding up, and (iii) to be convertible into, or exercisable or exchangeable for, shares of any other class or classes of the same or any other class or classes of share or redeemable, at such price or prices or at such rates of exchange and with such adjustments as may be determined by the Board.

(c)

Deferred Shares, each of which shall be denominated in sterling with a nominal value to be determined by the Board. Deferred Shares shall confer no rights to participate in the profits of the Company. On a return of capital on a winding up (excluding any reorganisation of the Company’s assets, liabilities or subsidiaries on an intra-group and solvent basis), but not otherwise, there shall be paid to the holders of Deferred Shares the nominal capital paid up or credited as paid up on such Deferred Shares after:

(i)

first paying to the holders of any Preference Shares the nominal capital paid up or credited as paid up on the Preference Shares and any amount required to be paid to the holders of Preference Shares; and

(ii)	second paying to the holders of Ordinary Shares the nominal capital paid up or credited as paid up on the Ordinary Shares held by them, together with the sum of $100,000 on each ordinary share.

The holders of Deferred Shares shall not be entitled to any further right of participation in the assets of the Company. The holders of Deferred Shares shall not be entitled in their capacity as holders of such shares to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting. The Deferred Shares shall not be listed or traded on any stock exchange and shall not be transferable except with the written consent of the Board and except that any time (and from time to time) the Company may (subject to the provisions of the Act), without obtaining the sanction of the holder or holders of Deferred Shares:

(A)

appoint any person to execute on behalf of any holder of Deferred Shares an instrument of transfer to transfer all of the Deferred Shares or any part thereof (and/or an agreement to transfer the same) to the Company or to such person as the Board may determine (whether or not an officer of the Company) for nil consideration; and

(B)	cancel all or any of the Deferred Shares so acquired by the Company in accordance with the Act.

No share certificates shall be issued in respect of the Deferred Shares.

(d)

The Company may from time to time create, allot and issue further shares, with or without voting rights, whether ranking pari passu with or in priority to the Deferred Shares and any creation, allotment or issue of such further shares (whether or not ranking in any respect in priority to the Deferred Shares) shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose or require the consent of the holders of the Deferred Shares. No reduction in capital by the Company of the capital paid up on the Deferred Shares shall constitute a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (in accordance with the Act) without obtaining the consent of the holders of Deferred Shares. Without prejudice to the foregoing, the Company is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of rights attaching to the Deferred Shares for any purpose or require the consent of the holders of the Deferred Shares. No amendment to, or replacement of, the articles of association of the Company shall constitute a variation of rights attaching to the Deferred Shares for any purposes. To the extent that there is any conflict between the provisions of this Article 5(d) and any other provision of these Articles, the provisions of this Article 5(d) shall prevail.

Shares with special rights

6 Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing Shares or class of Shares, any Share may be issued with such preferred, deferred or other special rights or subject to such restrictions (whether in regard to dividends, return of capital, voting or otherwise) as the Company may by ordinary resolution determine or, subject to and in the absence of such determination, as the Board shall determine.

Uncertificated Shares

7 Subject to the provisions of the Regulations, and without prejudice to any powers which the Company or the Board may have to issue, allot, dispose of, convert or otherwise deal with or make arrangements in relation to Shares and other securities in any form:

(a)	the Board may permit the holding of Shares in any class in uncertificated form;

(b)	the Company may issue Shares in uncertificated form;

(c)	Shares may be converted from certificated form to uncertificated form and vice versa; and

(d)	title to Shares in any class may be transferred by means of a Relevant System.

No separate class of Shares

8 Shares that fall within a certain class shall not form a separate class of Shares from other Shares in that class because any Share in that class is held in uncertificated form.

Exercise of Company’s entitlements in respect of Uncertificated Shares

9 Where the Company is entitled under any provision of the Statutes or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a Share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes and these Articles and the facilities and requirements of the Relevant System:

(a)

to require the holder of that Uncertificated Share by notice to change that Share into certificated form within the period specified in the notice and to hold that Share in certificated form so long as required by the Company;

(b)

to require the holder of that Uncertificated Share by notice to give any instructions necessary to transfer title to that Share by means of the Relevant System within the period specified in the notice;

(c)

to require the holder of that Uncertificated Share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the Relevant System, necessary to transfer that Share within the period specified in the notice and such steps shall be as effective as if they had been taken by the registered holder of that Share; and

(d)

to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that Share, or otherwise to enforce a lien in respect of that Share.

Rights Plan

10 Subject to the provisions of the Statutes, the Board may exercise any power of the Company to establish a shareholder rights plan (a Rights Plan), including the execution of any document relating to the adoption and/or implementation (or both) of the Rights Plan. The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in the Summary of Example Terms in the form appearing in the Appendix to these Articles.

11 Subject to the provisions of the Statutes, the Board may exercise any power of the Company to grant rights to subscribe for Shares of the Company and/or to acquire Shares of the Company, in accordance with the Rights Plan (the Rights).

12 The purposes for which the Board shall be entitled to establish the Rights Plan and to grant Rights in accordance therewith, as provided in Articles 10 and 11, shall include (without limitation) the following where, in the opinion of the majority of the Board present at a duly convened meeting, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, to do so would improve the likelihood that:

(a)	any process which may result in an acquisition or change of Control of the Company is conducted in an orderly manner;

(b)	all members of the Company will be treated equally and fairly and in a similar manner;

(c)	an optimum price for Ordinary Shares (or depositary shares or depositary receipts representing such Ordinary Shares) would be received by or on behalf of all holders thereof;

(d)	the success of the Company would be promoted for the benefit of its members as a whole, having regard to the matters in section 172 of the Act;

(e)	the long term interests of the Company, its employees, its members and its business would be safeguarded;

(f)	the Company would not suffer serious economic harm; or

(g)	the Board would have additional time to gather relevant information or pursue appropriate strategies,

or all or any of the above.

13 Subject to the provisions of the Statutes, the Board may determine not to redeem the Rights and accordingly exercise any power of the Company to:

(a)	allot Shares of the Company pursuant to the exercise of the Rights; or

(b)	exchange or cause to be exchanged all or part of the Rights,

in each case other than the Rights of an Acquiring Person, for Shares (or depositary shares or depositary receipts representing such Shares) (an Exchange) in each case in accordance with the Rights Plan. The purposes for which the Board shall be entitled not to redeem the Rights, and accordingly to exercise any power of the Company to allot Shares or effect an Exchange, shall include (without limitation) the following where, in the opinion of the majority of the Board members present at a duly convened meeting, acting in good faith and on such grounds as the Board shall consider reasonable, irrespective of whether such grounds would be considered reasonable by any other party with or without the benefit of hindsight, not to redeem the Rights and accordingly to exercise any power of the Company to effect an Exchange or to allot Shares, would improve the likelihood that:

(i)	the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(ii)	any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

(iii)	any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its Shares would be prevented;

(iv)

any potential acquisition or change of Control of the Company which would not be likely to promote the success of the Company for the benefit of its members as a whole, having regard to the matters in section 172 of the Act, would be prevented;

(v)	the long term interests of the Company and/or its members, its employees and its business would be safeguarded; or

(vi)	the Company would not suffer serious economic harm,

or all or any of the above.

14 For the purposes of Articles 10 to 13:

(a)

a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent;

(b)

there shall be attributed to any person (other than an Approved Depositary) any rights or powers of a nominee of him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf (including rights or powers of a nominee possessed or exercisable by the nominee on behalf of such person);

(c)	Acquiring Person means a person having Control of the Company;

(d)

beneficial ownership of any person or group of affiliated or associated persons shall have the meaning given to such term under the US federal securities laws, including the Exchange Act, and shall mean the notional securities underlying any derivatives contract held by the person or group in question (whether to be settled in cash, Shares or others);

(e)

Control means that a person, alone or with (I) a group of affiliated or associated persons, (II) anyone with whom he is acting in concert, or (III) both, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, alone or with (x) a group of affiliated or associated persons, (y) anyone with whom he is acting in concert, or (z) both, possesses or is entitled to acquire:

(i)	beneficial ownership of fifteen (15) per cent. or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting of the Company;

(ii)

such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive fifteen (15) per cent. or more of the income or assets so distributed; or

(iii)

such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive fifteen (15) per cent. or more of the assets of the Company which would then be available for distribution among the members;

(f)	group of affiliated or associated persons shall have the meaning given to such terms under the Exchange Act; and

(g)

person means, without limitation, any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality provided that any reference to a person shall not include a person providing depositary or clearance services or a nominee of such person, including an Approved Depositary.

AUTHORITY TO ALLOT SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

Power to allot Shares

15 Without prejudice to any authority granted prior to the date on which these Articles became effective, the Board has general and unconditional authority to exercise all the powers of the Company to allot Shares in the Company or to grant rights to subscribe for or to convert any security into Shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed 551 period.

Disapplication of pre-emption rights

16 Without prejudice to any power granted prior to the date on which these Articles became effective, the Board is empowered for each prescribed 561 period to allot equity securities for cash pursuant to the authority conferred by Article 15 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount. This Article 16 applies in relation to a sale of Shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article 16 the words “pursuant to the authority conferred by Article 15” were omitted.

Offer or agreement to allot

17 Without prejudice to any authority or power granted prior to the date on which these Articles became effective, the Company may make an offer or agreement which would or might require Shares to be allotted, or rights to subscribe for or convert any security into Shares to be granted, after an authority given pursuant to Article 15 or a power given pursuant to Article 16 has expired. The Board may allot Shares, or grant rights to subscribe for or convert any security into Shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

Interpretation

18 In this Article 18 and Articles 15, 16 and 17:

prescribed 551 period means any period for which the authority conferred by Article 15 is given by ordinary or special resolution stating the section 551 amount (which may be the same as the prescribed 561 period);

prescribed 561 period means any period for which the power conferred by Article 16 is given by special resolution stating the section 561 amount (which may be the same as the prescribed 551 period);

section 551 amount means, for any prescribed 551 period, the amount stated as such in the relevant resolution; and

section 561 amount means, for any prescribed 561 period, the amount stated as such in the relevant special resolution.

19 Subject to the provisions of the Statutes relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable Shares, the provisions of Article 20, all Shares for the time being in the share capital of the Company (whether forming part of the original or any increased capital) and all (if any) Shares in the Company lawfully held by or on behalf of it shall be at the disposal of the Board which may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as it thinks fit.

20 Subject to the provisions of the Statutes, and without prejudice to any rights attached to any existing Shares or class of Shares, Shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of Shares, provided that it does so before the Shares are allotted.

Commissions

21 The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Statutes. Subject to the provisions of the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other and may be in respect of a conditional or an absolute subscription.

Trusts not recognised

22 Except as required by law, the Company shall recognise no person as holding any Share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or required in any way to recognise any interest in any Share (or in any fractional part of a Share) except the holder’s absolute right to the entirety of the Share (or fractional part of the Share).

VARIATION OF RIGHTS

Method of varying rights

23 Subject to the provisions of the Statutes, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any existing class may (unless otherwise provided by the terms of allotment of the Shares of that class) be varied or abrogated either while the Company is a going concern or during or in contemplation of a winding up:

(a)	in such manner (if any) as may be provided by those rights;

(b)

with the written consent of the holders of three-quarters in nominal value of the issued Shares of the class (excluding any Shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in the absence of such specification to the Office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(c)	with the sanction of a special resolution passed at a separate general meeting of the holders of the Shares of the class,

but not otherwise.

24 Where there are two (2) or more classes of Shares, every decision by general meeting shall be subject to a separate vote by each class of shareholders whose class rights are affected thereby.

When rights are deemed to be varied

25 For the purposes of Article 23, if at any time the share capital of the Company is divided into different classes of Shares, unless otherwise expressly provided by the rights attached to any Share or class of Shares, those rights shall be deemed to be varied, save in respect of the Deferred Shares, by:

(a)	the reduction of the capital paid up on that Share or class of Shares otherwise than by a purchase or redemption by the Company of its own Shares; and

(b)

except as a result of the exercise by the Board of any power permitting the allotment of Ordinary Shares, the allotment of another Share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that Share or class of Shares, but shall not be deemed to be varied by:

(a)	the creation or issue of another Share ranking equally with, or subsequent to, that Share or class of Shares;

(b)	the purchase or redemption by the Company of its own Shares or the holding of such Shares as treasury shares in accordance with the provisions of the Statutes;

(c)	the sale of any Shares held as treasury shares in accordance with the provisions of the Statutes;

(d)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to Shares of that or any other class in uncertificated form by means of a Relevant System; or

(e)	the capitalisation of profits or reserves in accordance with these Articles.

26 Subject to the terms on which any Shares may be issued, the rights or privileges attached to any class of Shares shall be deemed not to be varied or abrogated by the creation or issue of any new Shares ranking pari passu in substantially all respects (save as to the date from which such new Shares shall rank for dividend) with or subsequent to any Shares already issued or by any purchase by the Company of its own Shares.

SHARES IN UNCERTIFICATED FORM

Power to use a Relevant System

27 The directors shall have power to implement such arrangements as they may, in their absolute discretion, deem fit in order for any class of Shares to be a participating security (subject always to the Regulations and the facilities and requirements of the Relevant System concerned). Where they do so, Articles 28 and 29 shall come into effect immediately prior to the time at which the Operator of the Relevant System concerned permits the class of Shares concerned to be a participating security.

Effect of the Regulations

28 In relation to any class of Shares which is, for the time being, a participating security, and for so long as such class remains a participating security, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with:

(a)	the holding of Shares of that class in uncertificated form;

(b)	the transfer of title to Shares of the class by means of a Relevant System; or

(c)	the Regulations,

and, without prejudice to the generality of this Article 28, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering by the Operator, so long as that is permitted or required by the Regulations, of an Operator register of securities in respect of Shares of that class in uncertificated form.

29 Without prejudice to the generality of Article 28 and notwithstanding anything contained in these Articles where any class of Shares is, for the time being, a participating security (such class being referred to in these Articles as the Relevant Class):

(a)	Shares of the Relevant Class may be issued in uncertificated form in accordance with and subject as provided in the Regulations;

(b)	unless the Board otherwise determines, Shares of the Relevant Class held by the same holder or joint holder in certificated form and uncertificated form shall be treated as separate holdings;

(c)	Shares of the Relevant Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Regulations;

(d)

title to Shares of the Relevant Class which are recorded on the Register as being held in uncertificated form may be transferred by means of the Relevant System concerned and accordingly (and in particular) Article 55 shall not apply in respect of such Shares to the extent that those Articles require or contemplate the effecting of a transfer by an instrument in writing and the production of a certificate for the Share to be transferred;

(e)	the Company shall comply with the provisions of Regulations 25 and 26 in relation to the Relevant Class;

(f)

the provisions of these Articles with respect to meetings of or including holders of the Relevant Class, including notices of such meetings, shall have effect subject to the provisions of Regulation 41; and

(g)	Articles 32 to 36 shall not apply so as to require the Company to issue a certificate to any person holding Shares of the Relevant Class in uncertificated form.

Disposal, forfeiture and surrender of Uncertificated Shares

30 If, under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an Uncertificated Share then, subject to these Articles and the Statutes, such entitlement shall include the right of the Board to:

(a)

require the holder of the Uncertificated Share by notice in writing to change that Share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a Certificated Share for so long as the Board requires;

(b)

appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such Share as may be required to effect the transfer of such Share and such steps shall be effective as if they had been taken by the registered holder of that Share; and

(c)

take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that Share or otherwise enforce a lien in respect of that Share.

Register of Uncertificated Securities

31 The Company shall be entitled to assume that the entries of any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant register of securities held by the Operator are a complete and accurate reproduction of the particulars entered into the register of securities held by the Operator and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance upon such assumption, and, in particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to permit that action to be taken in reliance on information contained in any relevant register of securities (as so maintained and reconciled).

SHARE CERTIFICATES

Members’ right to certificates

32 Subject to these Articles and the provisions of the Regulations, every member (except a person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate), on becoming the holder of a Share shall be entitled, except as provided by and otherwise in accordance with the Statutes, without payment, to have issued to him within two months after allotment or lodgement of a transfer (unless the terms of the issue of Shares provide otherwise) to one certificate for all the Certificated Shares of each class held by him (and, on transferring a part of his holding of Certificated Shares of any class, to a certificate for the balance of his holding of Certificated Shares). Each member may elect to receive one or more additional certificates for any of his Certificated Shares if he pays a reasonable sum determined from time to time by the Board for every certificate after the first.

33 Every certificate shall:

(a)	subject to Article 34, be executed by the Company in such manner as the Board, having regard to the Statutes, may approve; and

(b)	specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and the nominal value of and the amount or respective amounts paid up on the Shares.

34 The Board may by resolution decide, either generally or in particular case or cases, that any signature(s) on any certificates for Shares or debentures or any other form of security issued at any time by the Company need not be autographic but may have any signature applied to it by some mechanical means or electronic means, or may be printed on it or, in the case of a certificate executed under the seal or otherwise, need not bear any signature.

35 The Company shall not be bound to issue more than one certificate for Certificated Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them and seniority shall be determined in accordance with Article 114. Shares of different classes may not be included in the same certificate.

Replacement Certificates

36 If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate to the Company.

LIEN

Company to have a lien on Shares

37 The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies payable to the Company (whether presently or not) in respect of that Share. The Board may at any time (generally or in a particular case) waive any lien or declare any Share to be wholly or in part exempt from the provisions of this Article 37. The Company’s lien on a Share shall extend to any amount (including, without limitation, dividends) payable in respect of it.

Enforcement by sale

38 The Company may sell, in such manner as the Board determines, any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice in writing has been sent to the holder of the Share in question, or to the person entitled to it by transmission, demanding payment of the sum presently payable and stating that if the notice is not complied with the Share may be sold.

Giving effect to sale

39 To give effect to any such sale, the Board may, if the Share is a Certificated Share, authorise such person as it directs to execute an instrument of transfer in respect of the Share sold to, or in accordance with the directions of, the buyer. If the Share is an Uncertificated Share, the Board may, to enable the Company to deal with the Share in accordance with the provisions of this Article 39, exercise any of the powers of the Company under Article 9 to effect the sale of the Share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his title to the Share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

40 The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the Share sold is a Certificated Share, on surrender to the Company for cancellation of the certificate in respect of the Share sold and, whether the Share sold is a Certificated Share or an Uncertificated Share, subject to a like lien for any monies not presently payable as existed on the Share before the sale) be paid to the person entitled to the Share at the date of the sale.

CALLS ON SHARES

Power to make calls

41 Subject to the terms of allotment of any Shares, the Board may from time to time make calls on the members in respect of any monies unpaid on their Shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his Shares as required by the notice. A call may be required to be paid by instalments. A call may, before receipt by the Company of an amount due under it, be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine. A person on whom a call is made shall remain liable for calls made on him even if the Shares in respect of which the call was made are subsequently transferred.

Time when call made

42 A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

Liability of joint holders

43 The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

44 If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is actually paid. Interest shall be paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding fifteen (15) per cent per annum, or, if higher, the appropriate rate (as defined in the Act), but the Board may in respect of any individual member waive payment of such interest wholly or in part. No dividend or other payment or distribution in respect of any such Share shall be paid or distributed and no other rights which would otherwise normally be exercisable in accordance with these Articles may be exercised by a holder of any such Share so long as any such sum or any interest or expenses payable in accordance with this Article 44 in relation thereto remains due.

Deemed calls

45 An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

46 Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the allottees or holders in the amounts and times of payment of calls on their Shares.

Payment of calls in advance

47 The Board may, if it thinks fit, receive from any member all or any part of the monies uncalled and unpaid on any Share held by him. Such payment in advance of calls shall extinguish the liability on the Share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the monies so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the Board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) fifteen (15) per cent per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring payment of call

48 If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, give the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

49 If that notice is not complied with, any Share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share which have not been paid before the forfeiture. When a Share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the Share before the forfeiture. An entry shall be made promptly in the Register opposite the entry of the Share showing that notice has been sent, that the Share has been forfeited and the date of forfeiture, which shall be deemed to occur at the time of the passing of the relevant Board resolution. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited Shares

50 Subject to the provisions of the Statutes, a forfeited Share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited Certificated Share is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the Share to that person. Where for the purposes of its disposal a forfeited Share held in uncertificated form is to be transferred to any person, the Board may exercise any of the powers of the Company under Article 9. The Company may receive the consideration given for the Share on its disposal and may register the transferee as holder of the Share.

Liability following forfeiture

51 A person, any of whose Shares have been forfeited or surrendered, shall cease to be a member in respect of any Share which has been forfeited and shall, if the Share is held in certificated form, surrender the certificate for any forfeited Share to the Company for cancellation. The person shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of that Share with interest on that amount at the rate at which interest was payable on those monies before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding fifteen (15) per cent per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Share at the time of forfeiture or for any consideration received on its disposal.

Surrender

52 The Board may accept the surrender of any Share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered Share shall be treated as if it had been forfeited.

Extinction of rights

53 The forfeiture or surrender of a Share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the Share and all other rights and liabilities incidental to the Share as between the person whose Share is forfeited or surrendered and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

Evidence of forfeiture or surrender

54 A statutory declaration by a director or the secretary that a Share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The declaration shall (subject if necessary to the execution of an instrument of transfer, if necessary) constitute a good title to the Share. The person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the Share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the Share.

TRANSFER OF SHARES

Method of transfer

55 Subject to these Articles:

(a)

without prejudice to any power of the Company to register as a shareholder a person to whom the right to any Share has been transmitted by operation of law, each member may transfer all or any of its Shares which are in certificated form by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a Share which is not fully paid up) by or on behalf of the transferee. An instrument of transfer need not be under seal.

(b)

each member may transfer all or any of its Shares which are in uncertificated form by means of the Relevant System in such manner as is provided for in the Regulations. No provision of these Articles shall apply in respect of an Uncertificated Share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the Share to be transferred.

Transfers of partly paid Certificated Shares

56 The Board may, in its absolute discretion, refuse to register the transfer of a Certificated Share which is not fully paid, provided that the refusal does not prevent dealings in Shares in the Company from taking place on an open and proper basis.

Invalid transfers of Certificated Shares

57 The Board may in its absolute discretion also refuse to register the transfer of a Certificated Share:

(a)	unless the instrument of transfer:

(i)	is for a share which is fully paid up;

(ii)

is lodged, duly stamped (if stampable), at the Office or at another place appointed by the Board, accompanied by the certificate for the Shares to which it relates and such other evidence (if any) as the Board may reasonably require to show the right of the transferor to make the transfer, or evidence of someone other than the transferor to make the transfer on the transferor’s behalf;

(iii)	is in respect of only one class of Shares;

(iv)	is in favour of not more than four (4) transferees; and

(v)	where it is in favour of a person providing depositary or clearance services or a nominee of such person, is in a form reasonably satisfactory to the Board; or

(b)

if the transfer is with respect to a Share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the Share in accordance with Article 38; or

(c)	if it is a Certificated Share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires; or

(d)

if such transfer may violate any law or regulation applicable to the Company, the Shares, the holder, the member or proposed transferee or breach of any contractual obligation whether or not the Company is a party to or beneficiary of such contract, and in each case such decision(s) may be delegated by the Board in accordance with these Articles

Invalid transfers of Uncertificated Shares

58 The Board may also refuse to register a transfer of Uncertificated Shares in any circumstances that are allowed or required by the Regulations or the Relevant System.

Notice of refusal to register

59 If the Board refuses to register a transfer of a share, it shall send the transferee notice of its refusal as soon as reasonably practicable and, in any event, within two (2) months after the date on which the instrument of transfer was lodged with the Company (in the case of a transfer of a Share in certificated form), or the instructions to the Relevant System were received, together with reasons for the refusal.

No fee payable on registration

60 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a Share.

Retention of transfers

61 The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register (except in the case of fraud) shall be returned to the person lodging it when notice of the refusal is sent.

Written instrument of transfer

62 For the avoidance of doubt, nothing in these Articles shall require Shares to be transferred by a written instrument if the Statutes and the rules of Nasdaq provide otherwise and the directors shall be empowered to implement such arrangements as they consider fit in accordance with and subject to the Statutes and the rules of Nasdaq to regulate the transfer of title to Shares in the Company and for the approval or disapproval, as the case may be, by the Board or the Operator of any Relevant System of the registration of those transfers.

Renunciation of allotment

63 Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any Shares by the allottee in favour of some other person.

TRANSMISSION OF SHARES

Transmission

64 If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any Share held by him solely or jointly with other persons.

Elections permitted

65 A person becoming entitled by transmission to a Share may, on production of any evidence as to his entitlement reasonably required by the Board and subject to these Articles, elect either to be registered as the holder of the Share or to have another person nominated by him registered as the transferee. If he elects to become the holder, he shall send notice to the Company to that effect. If he elects to have another person registered and the Share is a Certificated Share, he shall execute an instrument of transfer of the Share to that person. If he elects to have himself or another person registered and the Share is an Uncertificated Share, he shall take any action the Board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the Share. All the provisions of these Articles relating to the transfer of Shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

66 The Board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within sixty (60) days, the Board may after the expiry of that period withhold payment of all dividends or other monies payable in respect of the Share until the requirements of the notice have been complied with.

Right of persons entitled by transmission

67 A person becoming entitled by transmission to a Share shall, on production of any evidence as to his entitlement properly required by the Board and subject to the requirements of Article 65, have the same rights in relation to the Share as he would have had if he were the holder of the Share, subject to Article 272. That person may give a discharge for all dividends and other monies payable in respect of the Share, but he shall not, (except with the authority of the Board), before being registered as the holder of the Share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of Shares.

ALTERATION OF SHARE CAPITAL

New Shares, consolidation and sub-division

68 Subject to the Statutes and the provisions of these Articles, and without prejudice to any special rights attached to any class of Shares, the Company may from time to time:

(a)	increase its share capital by allotting new Shares;

(b)	consolidate and divide all or any of its share capital into Shares of larger nominal amount than its existing Shares;

(c)	sub-divide its Shares, or any of them, into Shares of smaller nominal amount than its existing Shares;

(d)	redeem and/or cancel any of its Shares;

(e)	redenominate its share capital or any class of share capital; and

(f)	determine that, as between the Shares resulting from such a sub-division, any of them may have any preference or advantage as compared with the others,

and where any difficulty arises in regard to any consolidation, division or subdivision, the Board may settle such difficulty as they see fit.

69 All Shares created by increase of the Company’s share capital (unless otherwise provided by the terms of allotment of the Shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up Shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions

70 Whenever any fractions arise as a result of a consolidation, division or sub-division of Shares, a redesignation of Shares, a reduction of capital of the Company’s reserves or a distribution of shares in another company, pursuant to which any members would become entitled to fractions of a Share, the Board may on behalf of the members deal with the fractions as it thinks fit, and, in particular, without limitation, the Board may (on behalf of those members) sell Shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the Board may be retained for the benefit of the Company). Where the Shares to be sold are held in certificated form, the Board may, to enable the Company to deal with the Shares in accordance with the provisions of this Article 70, authorise a person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the buyer. Where the Shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the Shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase monies and his title to the Shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

PURCHASE OF OWN SHARES

71 On any purchase by the Company of its own Shares, neither the Company nor the Board shall be required to select the Shares to be purchased rateably or in any manner as between the holders of Shares of the same class or as between them and the holders of Shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of Shares.

GENERAL MEETINGS

Annual general meetings

72 The Board shall convene and the Company shall hold general meetings and annual general meetings in accordance with the requirements of the Statutes. The annual general meeting shall be held at such time and place as the Board may appoint.

73 A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than ninety-five (95) per cent. in nominal value of the Shares giving that right (excluding any Shares held as treasury shares).

Class meetings

74 Subject to these Articles and to any rights for the time being attached to any classes of Shares in the Company, all provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of Shares, except that:

(a)

the necessary quorum at any such meeting shall be two (2) holders of the relevant class of shares present personally or by proxy, whatever the amount of their holdings, who shall be deemed to constitute a meeting; and

(b)	each holder of shares of the class shall have one (1) vote in respect of every share of the class held by him.

For the purposes of this Article 74, where a person is present by proxy or proxies, he is treated only as holding the Shares in respect of which those proxies are authorised to exercise voting rights.

Time and place of meetings

75 The Board shall determine whether a general meeting is to be held as a physical general meeting or an electronic general meeting. The Board may call general meetings whenever and at such times and places (including electronic platforms) as it shall determine. On the requisition of members pursuant to the provisions of the Statutes, the Board shall promptly convene a general meeting in accordance with the requirements of the Statutes.

NOTICE OF GENERAL MEETINGS

Period of notice

76 An annual general meeting shall be called by not less than twenty-one (21) clear days’ notice in writing and no more than sixty (60) days’ notice in writing. Subject to the provisions of the Statutes, all other general meetings may be called by not less than fourteen (14) clear days’ notice in writing and no more than sixty (60) days’ notice in writing.

Recipients of notice

77 Subject to the provisions of the Statutes, to the provisions of these Articles and to any special rights or restrictions imposed on any Shares, the notice shall be sent to every member as of the record date of such meeting and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of notice: general

78 Subject to the provisions of the Statutes, the notice shall specify:

(a)	whether the meeting shall be a physical and/or electronic general meeting;

(b)

for physical meetings, the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 83, which shall be identified as such in the notice); and

(c)

for electronic general meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the Board, in its sole discretion, sees fit, and the general nature of the business to be dealt with and shall state, with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies, to attend, to speak and to vote instead of him and that a proxy need not be a member.

79 Where the Company has given an electronic address in any notice of meeting, any document or information relating to proceedings at the meeting may be sent by electronic means to that address, subject to any conditions or limitations specified in the relevant notice.

Contents of notice: additional requirements

80 In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall include the text of the resolution and shall specify the intention to propose the resolution as a special resolution.

Record date

81 The notice of a general meeting must specify a time by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. Changes to entries on the Register after the time specified in the notice will be disregarded in deciding the rights of any person to attend or vote.

Notifying other arrangements for viewing and hearing proceedings

82 The notice shall include details of any arrangements made for the purpose of Article 78 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings at more than one place

83 Without prejudice to Article 78, the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Electronic general meetings

84 Without prejudice to Article 78, the Board may resolve to enable persons entitled to attend a general meeting or an adjourned general meeting to do so by means of an electronic platform or electronic platforms with no member necessarily in physical attendance (such meeting being an electronic general meeting) . The members or their proxies present by means of an electronic platform or electronic platforms shall be counted in the quorum for, and entitled to participate in and to vote at, the electronic general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the electronic general meeting is satisfied that adequate facilities are available throughout the electronic general meeting to ensure that members or their proxies attending the electronic general meeting who are not present together at the same place may, by means of an electronic platform or electronic platforms, attend and speak and vote at it.

Nothing in these Articles prevents a general meeting being held both physically and electronically.

Interruption or adjournment where facilities inadequate

85 If it appears to the chairman of the general meeting that:

(a)	the facilities at the principal meeting place or any satellite meeting place; or

(b)	the electronic platform, facilities or security at the electronic general meeting,

have become inadequate for the purposes referred to in Articles 83 or 84, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 102 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings at physical general meetings

86 The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical meeting and not also as an electronic meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the physical general meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level of attendance at physical general meetings

87 For meetings held in accordance with Article 83, the Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 83 or Article 85 (including without limitation the issue of tickets or the imposition of some other means of selection) which it, in its absolute discretion, considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 83 or Article 85. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place/electronic platform and/or time of meeting

88 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held, the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold:

(a)	the physical general meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 83 or Article 85 applies); or

(b)	the electronic general meeting on the electronic platform specified in the notice,

and/or, in either case, at the specified time, it may change the place (or any of the places, in the case of a meeting to which Article 83 or Article 85 applies) or electronic platform and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 83 or Article 85 applies) or electronic platform and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(i)

no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of, or electronic platform for, the meeting by public announcement and in at least two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place or electronic platform and/or postponement to appear at the original place or electronic platform and/or at the original time; and

(ii)

a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or to such other place as may be specified by or on behalf of the Company in accordance with Article 147(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 147(b), by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Statutes), provided that the Board may specify, when determining the dates by which proxies are to be lodged, that no account shall be taken of any part of that day that is not a working day.

Meaning of participate

89 For the purposes of Articles 83, 85, 86, 87 and 88, in relation to physical general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

90 For the purposes of Articles 84, 85 and 88, in relation to electronic general meetings, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Statutes or these Articles to be made available at the meeting.

Accidental omission to send notice

91 The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Statutes or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

92 The Board may postpone a general meeting if it deems it necessary to do so. Notice of such postponement shall be given in accordance with these Articles.

Quorum

93 No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman in accordance with these Articles, which shall not be treated as part of the business of the meeting. Except as otherwise provided by these Articles, the necessary quorum for a general meeting shall be at least two qualifying persons entitled to vote on the business to be dealt with, present in person or by proxy, who together represent at least one-third of the voting rights attached to the Shares entitled to vote at the relevant meeting for all purposes, unless:

(a)

each is a qualifying person only because he is authorised under the Statutes to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article 93 and Article 94 a “qualifying person” means (i) an individual who is a member of the Company, (ii) a person authorised under the Statutes to act as a representative of the corporation in relation to the meeting, or (iii) a person appointed as proxy of a member in relation to the meeting.

94 If the Company has only one (1) member, one qualifying person present at the meeting and entitled to vote on the business to be dealt with shall be a quorum.

If quorum not present

95 If such a quorum is not present within fifteen (15) minutes (or such longer time not exceeding thirty (30) minutes as the chairman of the meeting may decide) from the time appointed for the meeting,

or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place or electronic platform (being not less than fourteen (14) days nor more than twenty-eight (28) days thereafter) as the chairman of the meeting may, subject to the provisions of the Statutes, determine. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be two members present in person or by proxy and entitled to vote. The adjourned meeting shall be dissolved if a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, provided that the Company must give at least 7 clear days’ notice of any adjourned meeting (that is, excluding the day of the adjourned meeting and the day on which notice is given) to the same persons to whom notice of the Company’s general meeting is required to be given and containing the same information which such notice is required to contain.

Chairman

96 The chairman, if any, of the Board or, in his absence, any deputy chairman of the Company shall preside as chairman of the meeting. If neither the chairman nor the deputy chairman is present within five (5) minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five (5) minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

Persons entitled to speak

97 A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of Shares. Subject to the Statutes, the chairman may invite any person to attend and speak at general meetings of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting. In addition, the chairman may invite any person who has been nominated by a member of the Company (provided that the chairman is satisfied that at such time as the chairman may determine, the member holds any Shares in the Company as such person’s nominee) to attend and, if the chairman considers it appropriate, to speak at general meetings.

Security at general meetings

98 The Board or the chairman of the meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board or the chairman of the meeting are entitled in its or his absolute discretion to refuse entry to, or eject from any general meeting, a person who refuses to comply with these arrangements, requirements or restrictions.

Security at electronic general meetings

99 The Board or the chairman at any electronic general meeting may make any arrangement and impose any requirement or restriction as is:

(a)	necessary to ensure the identification of those taking part and the security of the electronic communication; and

(b)	proportionate to those objectives.

In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

Safety at general meetings

100 The Board or the chairman of the meeting may take such action, give such direction or put in place such arrangements as they or he consider appropriate to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as set out in the notice of the meeting. The chairman’s discretion on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

Adjournment powers

101 Without prejudice to any other power of adjournment which he may have under these Articles or at common law, the chairman:

(a)	may adjourn a meeting from time to time and from place to place without giving any reason therefor and without notice other than announcement at the meeting;

(b)	shall, if so directed by a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place (which place may include electronic platforms); or

(c)	may adjourn the meeting to another time and place or electronic platform without such consent if it appears to him that:

(i)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(ii)	the behaviour of anyone attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(iii)	an adjournment is necessary to protect the safety of any person attending the meeting; or

(iv)

an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, including where the chairman determines that proper conduct requires an adjournment to enable time for consideration of new information, and each of paragraphs (a), (b) and (c) above shall constitute a separate power to adjourn and no such paragraph shall limit or restrict the power contained in another such paragraph.

Adjournment procedures

102 No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. Any such adjournment may, subject to the provisions of the Statutes, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) or electronic platform as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 144 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 147. Subject to the provisions of the Statutes and the provisions of Article 95, notice shall be sent at least seven (7) clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 83 or Article 85 applies) or electronic platform of the adjourned meeting and the general nature of the business to be transacted.

Amendments to resolutions

103 A resolution duly proposed as a special resolution may be amended by ordinary resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is proposed; and

(b)	the amendment does not go beyond what is necessary to correct a clear error in the resolution.

104 A resolution duly proposed as an ordinary resolution may be amended by ordinary resolution if:

(a)

at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the Office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose and such notice of amendment shall provide the information required under Article 109 relating to the proposing member or Shareholder Associated Person of such a member as if the notice was of a resolution proposed by such member in accordance with that Article; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman, materially alter the scope of the resolution,

unless the chairman in his absolute discretion decides that the amendment may be considered and voted on.

105 If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on.

Conduct of a poll

106 Subject to Article 107, a poll shall be taken in such manner as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place or electronic platform for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

107 A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairman directs not being more than twenty-eight (28) days after the meeting.

Effectiveness of special resolutions

108 Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PROPOSED SHAREHOLDER RESOLUTIONS

Information required in connection with proposed resolutions

109 Where a member or members, in accordance with the provisions of the Act, request the Company to (i) call a general meeting for the purposes of bringing a resolution before the meeting, or (ii) give notice of a resolution to be proposed at a general meeting, such request must, in each case and in addition to the requirements of the Statutes:

(a)	set forth, as to the member making the request and any Shareholder Associated Person, if any, of such member on whose behalf the nomination or proposal is made:

(i)	the name and address of such member, as they appear in the Register, and of such Shareholder Associated Persons, if any,

(ii)

(A)	the class or series and number of Shares of the Company which are, directly or indirectly, owned of record or beneficially by such member and by any Shareholder Associated Person,

(B)

any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares of the Company or with a value derived in whole or in part from the value of the Company or any class or series of Shares or other securities of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares of the Company or otherwise directly or indirectly owned beneficially by such member or by any of its Shareholder Associated Persons and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security or instrument of the Company, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such member or Shareholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or instrument or (z) such person may have entered into other transactions to hedge the economic effect of such interest (any such interest in this clause (ii)(B) (a Derivative Instrument),

(C)

the name of each person with whom such member or Shareholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of Shares of the Company) or disposing of any Shares of the Company, (2) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such member or Shareholder Associated Person with respect to any Shares of the Company or any business proposed by the member or (4) otherwise in connection with any business proposed by a member and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (C) being a Voting Agreement),

(D)

details of all other material interests of each such member or any Shareholder Associated Person of such member in such request or any security of the Company (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security or Derivative Instruments or if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) (collectively, Other Interests),

(E)

a list of all transactions by such member and any Shareholder Associated Person of such member involving any securities of the Company or any Derivative Instruments, Voting Agreements or Other Interests within the six-month period prior to the date of the request,

(F)

any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member or any Shareholder Associated Person of such member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

(G)

any performance-related fees (other than an asset-based fee) that such member or any Shareholder Associated Person of such member is entitled to based on any increase or decrease in the value of Shares of the Company or Derivative Instruments, if any, as of the date of such request, including without limitation any such interests held by the immediate family of such member or any Shareholder Associated Person of such member sharing the same household (which information shall be supplemented by such member and any Shareholder Associated Person of such member not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date),

(H)

a description of all economic terms of all of the foregoing items, including all Derivative Instruments, Voting Agreements or Other Interests, and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such item, including all Derivative Instruments, Voting Agreements or Other Interests,

(I)

a representation that the member is a holder of record of Shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and

(J)

a representation as to whether the member or any Shareholder Associated Person of such member intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Shares required to approve or adopt the proposal or (2) otherwise solicit proxies or votes from shareholders in support of such proposal, and

(iii)

any other information relating to such member and any Shareholder Associated Person of such member that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder,

(b)	if the request relates to any business that the member proposes to bring before the meeting, set forth:

(i)

a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and, in the event that such business includes a proposal to amend these Articles, the complete text of the proposed amendment and any material interest of such member or any Shareholder Associated Person of such member in such business (including any anticipated benefit therefrom to the member or Shareholder Associated Person of such member), and

(ii)

a description of all agreements, arrangements and understandings (whether written or oral) between such member or any Shareholder Associated Person of such member and any other person or persons (including their names) in connection with the request by such member,

(c)	set forth, as to each person, if any, whom the member proposes to nominate for appointment or reappointment to the Board as a result of any such request:

(i)

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if a contested election is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

(ii)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such member or any Shareholder Associated Person of such member, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U S Securities Exchange Commission under the Exchange Act if the member making the nomination and any Shareholder Associated Person of such member on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and

(d)

with respect to each nominee for appointment or reappointment to the Board, the Company may require any proposed nominee for appointment to the Board to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee, and

(e)

set forth, to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request; and

such business must otherwise be a proper matter for member action.

For purposes of this Article 109, a Shareholder Associated Person of any member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such member, (ii) any beneficial owner of Shares owned of record or beneficially by such member, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

Subject to the provisions of these Articles, only such persons who are nominated by or at the direction of the Board or in compliance with the procedures set forth in this Article 109 shall be eligible to serve as directors and only such business shall be conducted at a general meeting as shall have been brought before the meeting by or at the direction of the Board or pursuant to a member request that complies with the procedures set forth in this Article 109.

Except as otherwise provided by law or the Articles, the chairman of the meeting shall have the power and duty to determine whether a member request was made in compliance with the procedures set forth in this Article 109 and, if any request is not in compliance with this Article 109, to declare that such defective request shall be disregarded.

To be eligible to be a nominee for appointment or reappointment as a director of the Company pursuant to a proposal made by a member or members pursuant to this Article 109, a person must deliver (in accordance with the time periods prescribed for delivery of a request set forth in this Article 109) to the secretary at the Office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person:

(A)	is not and will not become a party to:

(i)

any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a director of the Company, will act or vote on any issue or question (a Voting Commitment) that has not been disclosed to the Company, or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a director of the Company, with such person’s fiduciary duties under applicable law;

(B)

is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(C)

in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Company and any other policies and guidelines of the Company applicable to directors or adopted by the Board (such policies and guidelines to be made available to such person by the secretary on request).

For the purpose of this Article 109, where a request(s) in respect of a general meeting are made by more than one member, references to a member in relation to notice and other information requirements shall apply to each member, respectively, as the context requires.

Notwithstanding anything in the foregoing provisions of this Article 109 to the contrary, this Article 109 shall not be applicable to, or in respect of, any member who is a person providing depositary or clearance services or a nominee of any such person, including an approved Depositary, except that any reference to a member in the definition of Shareholder Associated Person shall include a person providing depositary or clearance services or a nominee of such person.

Members in default not entitled to vote

110 If a request made in accordance with Article 109 does not include the information specified in that Article (save with respect to any information required to be provided by a proposed director), or if a request made in accordance with Article 109 is not received in the time and manner indicated in Article 111, in respect of the Shares which the relevant member(s) hold (the member default shares), the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of Shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 109.

Timing and manner of information

111 Without prejudice the rights of any member under the Act, a member who makes a request to which Article 109(a)(ii) relates (and where the general meeting to be convened is an annual general meeting) must deliver any such request in writing to the secretary at the Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting, and (ii) if the first public announcement of the date of such annual general meeting is less than one hundred (100) days prior to the date of the meeting, the tenth (10th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 111.

Notwithstanding anything in the foregoing provisions of this Article 111 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article 111 shall also be considered as validly delivered in accordance with this Article 111, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Office not later than 5:00 pm, local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

Notwithstanding the provisions of Article 109 or Article 110 or the foregoing provisions of this Article 111, a member shall also comply with all applicable requirements of the Statutes and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 109 or Article 110 and this Article 111 provided, however, that any references in the Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Articles applicable to member requests. Nothing in Article 109 or Article 110 or this Article 111 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.

VOTES OF MEMBERS

Voting by poll

112 Any resolution put to the vote of a general meeting must be decided on a poll. This Article 112 may only be removed, amended or varied by resolution passed unanimously by all members at a general meeting of the Company.

Right to vote on a poll

113 Subject to any rights or restrictions attached to any Shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one (1) vote for every Share of which he is the holder or in respect of which his appointment of a proxy or corporate representative has been made.

Votes of joint holders

114 In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register in respect of the joint holding.

Member under incapacity

115 A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been delivered to the Office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of forty-eight (48) hours, no account shall be taken of any part of a day that is not a working day. Failure to satisfy the requirements of this Article 115 shall cause the right to vote not to be exercisable.

Calls in arrears

116 No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at a separate meeting of the holders of any class of Shares, either in person or by proxy, in respect of any Share held by him unless all monies presently payable by him in respect of that Share have been paid.

Section 793 of the Companies Act: restrictions if in default

117 If at any time the Board is satisfied that any member, or any other person appearing to be interested in Shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement or given information which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)

in respect of the Shares in relation to which the default occurred (the default shares, which expression includes any Shares issued after the date of the section 793 notice in respect of those Shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of Shares or on a poll or to exercise any other right conferred by membership in relation to any such meeting or poll;

(b)	in respect of the default shares:

(i)

no payment shall be made by way of dividend or distribution (or any other amount payable in respect of the default shares) and the Company shall not be required to pay interest in respect of any such amounts not paid;

(ii)	no transfer of any default share shall be registered unless:

(A)

the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the Shares the subject of the transfer and that none of the Shares the subject of the transfer are default shares; or

(B)	the transfer is an approved transfer; and/or

(iii)

in respect of any Shares held in uncertificated form, such Shares be converted into certificated form (and the Board shall be entitled to direct the Operator of any Relevant System applicable to those Shares to effect that conversion immediately) and that member shall not after that be entitled to convert all or any Shares held by him into uncertificated form (except with the authority of the Board),

(and, for the purposes of ensuring this Article 117(b) can apply to all Shares held by the holder, the Company may, in accordance with the Regulations, issue a written notification to the Operator requiring the conversion into certificated form of any Shares held by the holder in uncertificated form).

Copy of notice to interested persons

118 The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

119 Any direction notice shall cease to have effect not more than seven (7) days after the earlier of receipt by the Company of:

(a)	a notice of an approved transfer, but only in relation to the Shares transferred; or

(b)	all the information required by the relevant section 793 notice, in a form satisfactory to the Board and with the Board being reasonably satisfied that such information is complete and accurate.

Withdrawal notice

120 The Board may at any time withdraw a direction notice, in whole or in part, or suspend in whole or in part, the imposition of any restrictions contained in the direction notice for a given period by serving on the holder of the default shares a notice in writing to that effect (a withdrawal notice).

Cancellation of restrictions

121 Unless and until a withdrawal notice is duly served in relation thereto or a direction notice in relation thereto is deemed to have been withdrawn, suspended or varied or the Shares to which a direction notice relates are transferred by means of an approved transfer, the sanctions referred to in Article 117 shall continue to apply.

122 The Company may exercise any of its powers under Article 9 in respect of any default share that is held in uncertificated form.

Supplementary provisions

123 For the purposes of this Article 123 and Articles 117 to 122:

(a)

a person shall be treated as interested in any Shares if the member holding such Shares has sent to the Company a notification under section 793 of the Act which names such person as being so interested or if the Company (after taking into account information obtained from the member and from any other relevant section 793 notification) knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;

(b)	“interested” shall be construed as it is for the purposes of section 793 of the Act;

(c)	the prescribed period is fourteen (14) days from the date of service of the section 793 notice; and

(d)	a transfer of Shares is an approved transfer if:

(i)	it is a transfer of Shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)

the Board is satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the Shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the Shares; or

(iii)

the transfer results from a sale made through Nasdaq or any other recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company’s Shares are normally traded.

For the purposes of sub-paragraph (ii), any associate (as defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such Shares.

Section 794 of the Act

124 Nothing contained in Articles 117 to 123 limits the power of the Company under section 794 of the Act.

Errors in voting

125 If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objections to voting

126 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Multiple votes

127 On a poll, a member, proxy or corporate representative entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

NOTIFICATION OF INTERESTS IN SHARES

Interpretation

128 For the purposes of Article 129 through Article 141:

(a)

Relevant Share Capital means any class of the Company’s issued share capital carrying rights to vote in all circumstances at general meetings of the Company; and for the avoidance of doubt (a) where the Company’s share capital is divided into different classes of Shares, references to Relevant Share Capital are to each such class taken separately and (b) any adjustment to or restriction on the voting rights attached to Shares shall not affect the application of this Article 128 in relation to interests in those or any other Shares; and

(b)	interested shall be construed as it is for the purposes of section 793 of the Act.

Additional obligations

129 The provisions of Article 128 through Article 141 are in addition to and separate from any other rights or obligations arising at law or otherwise.

Notification

130 A member other than an Approved Depositary holding Relevant Share Capital shall notify the Company of his interests (if any) in Relevant Share Capital if:

(a)	he has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

(b)	he had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

(c)

he had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

Timing of notification

131 A member other than an Approved Depositary holding Relevant Share Capital shall, to the extent he is lawfully able to do so, notify the Company of the interests of any other person in the Relevant Share Capital of which he is the registered holder (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such person makes notification of his interests to the Company) if:

(a)	such person has a notifiable interest immediately after the relevant time, but did not have such an interest immediately before that time;

(b)	such person had a notifiable interest immediately before the relevant time, but does not have such an interest immediately after it; or

(c)

such person had a notifiable interest immediately before the relevant time, and has such an interest immediately after it, but the percentage levels of his interest immediately before and immediately after that time are not the same.

Percentage level

132 The expression percentage level in Articles 130(c) and 131(c), means the percentage figure found by expressing the aggregate nominal value of all the Shares comprised in the Relevant Share Capital concerned in which the person has interests immediately before or (as the case may be) immediately after the relevant time as a percentage of the aggregate nominal value of that Relevant Share Capital and rounding that figure down, if it is not a whole number, to the next whole number. Where the aggregate nominal value of the Relevant Share Capital is greater immediately after the relevant time than it was immediately before, the percentage level of the person’s interest immediately before (as well as immediately after) that time shall be determined by reference to the larger amount.

133 For the purposes of Articles 130, 131 and 132:

(a)	relevant time means:

(i)	the time at which:

(A)	a person acquires an interest in shares comprised in Relevant Share Capital; or

(B)	a person ceases to be interested in Shares comprised in Relevant Share Capital; or

(C)	another change of circumstances affecting facts relevant to the application of this Article occurs,

in each case provided that the person is aware of such acquisition, cessation or change in circumstances at the time it occurs; and

(ii)	where a person is not so aware, the time at which:

(A)	that person becomes aware that he has acquired an interest in shares comprised in Relevant Share Capital; or

(B)	that person becomes aware that he has ceased to be interested in shares comprised in Relevant Share Capital; or

(C)	that person otherwise becomes aware of any facts relevant to the application of this Article (whether or not arising from a change of circumstances).

(b)

a person who is interested in Shares comprised in Relevant Share Capital has a notifiable interest at any time when the aggregate nominal value of the Shares in the Relevant Share Capital in which he has such interests is equal to or more than five (5) per cent of the aggregate nominal value of that Relevant Share Capital.

Form of notification

134 Any notification required by to be made by a member under Article 130 and Article 131 must be made in writing to the Company within the period of ten (10) days next following the day on which that obligation arises. To the extent a member is not lawfully able to make a notification under Article 131, such member shall use its reasonable endeavours to procure that the relevant person notifies his interests to the Company within such ten (10) day period or within such longer period as the directors may allow.

Content of notification

135 The notification shall specify the share capital of the Company to which it relates, and must also:

(a)

state the number of Shares comprised in that share capital in which the person making the notification knows he (or any other relevant person) had interests immediately after the time when the obligation arose; or

(b)

in a case where the person making the notification (or any other relevant person) no longer has a notifiable interest in shares comprised in that share capital, state that he (or that other person) no longer has that interest.

136 A notification (other than one stating that a person no longer has a notifiable interest) shall include the following particulars, so far as known to the person making the notification at the date when it is made:

(a)	the identity of each registered holder of Shares to which the notification relates and the number of such Shares held by each of them; and

(b)	the nature of the relevant interests in such Shares.

137 A person other than an Approved Depositary holding Relevant Share Capital who has an interest in shares comprised in Relevant Share Capital or knows or becomes aware that any other person has an interest in shares so comprised of which he is the registered holder, that interest being notifiable, shall notify (or, to the extent he is not lawfully able to make such notification, shall use his reasonable endeavours to procure that such other person shall notify) the Company in writing:

(a)	of any particulars in relation to those Shares which are specified in Article 136; and

(b)	of any change in those particulars

of which in either case he becomes aware at any time after any interest notification date and before the first occasion following that date on which he comes under any further obligation of disclosure with respect to his interest in shares comprised in that share capital. A notification required under this Article 137 shall be made within the period of ten (10) days next following the day on which it arises. The reference to an interest notification date, in relation to a person’s interest in shares comprised in the Company’s Relevant Share Capital, is to either (i) the date of any notification made or procured by him with respect to his or any other person’s interest under this Article 137 or (ii) where he has failed to make, or procure the making of, a notification, the date on which the period allowed for making it came to an end.

Duration of interest

138 A person who at any time has a notifiable interest in shares is to be regarded under Article 137 as continuing to have a notifiable interest in them unless and until the registered holder of the Shares in question comes under an obligation to make or use his reasonable endeavours to procure a notification stating that he (or any other relevant person) no longer has such an interest in those Shares.

Agency

139 Where a person authorises another (the agent) to acquire or dispose of, on his behalf, interests in Shares comprised in the Relevant Share Capital, he shall secure that the agent notifies him immediately of acquisitions or disposals effected by the agent which will or may give rise to any obligation of disclosure imposed on him by this Article 139 with respect to his interest in that share capital.

Consequences of notifiable interest

140 If it shall come to the notice of the Board that any member has not, within the requisite period, made or, as the case may be, procured the making of any notification required by Article 130, Article 131 or Article 137, the Company may (in the absolute discretion of the Board) at any time thereafter give notice to such member and such notice shall have the same contents and effect, and be subject to the same provisions of these Articles as if it were a direction notice given under Article 117, provided that the provisions of Article 117(b)(ii) shall not apply to any Shares subject to such a direction notice.

Deemed interest in Shares

141 For the purposes of this Article 141, Article 130, Article 131 or Article 137, a person shall be treated as appearing to be interested in any Shares if the member holding such shares has given to the Company a notification whether following service of a notice in accordance with the Act or otherwise which either:

(a)	names such person as being so interested; or

(b)

(after taking into account any such notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the Shares.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of proxy

142 A member is entitled to appoint another person, who need not be a member, as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company in respect of the Shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as a well as for the meeting to which it relates.

143 The appointment of a proxy shall be in any usual form or in any other form or manner or by such means as the Board may otherwise approve. Invitations to appoint a proxy shall be sent or made available by the Company to all persons entitled to notice of and to attend and vote at any meeting, and shall provide for voting both for and against all resolutions to be proposed at that meeting other than resolutions relating to the procedure of the meeting. The accidental omission to send or make available an invitation to appoint a proxy or the non-receipt thereof by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

144 The appointment of a proxy shall be in any usual form or in any other form or manner of communication which the Board may otherwise approve. Subject thereto, the appointment of a proxy may be:

(i)	in hard copy form; or

(ii)	in electronic form, to the electronic address provided by the Company for this purpose.

Execution of proxy

145 The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner, if at all, as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Distribution of proxies

146 The Board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense (with or without provision for their return prepaid) send hard copy forms of proxy for use at the meeting, or at any separate meeting of the holders of any class of Shares, and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. If, for the purposes of any meeting appointments of proxy or invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission, or the failure due to circumstances beyond the Company’s control, to send or make available, such an appointment of proxy or give such an invitation to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different Share or Shares held by that member. References in these Articles to an appointment of a proxy include references to an appointment of multiple proxies.

Delivery/receipt of proxy appointment

147 Without prejudice to Article 88(b)(ii) or to the third sentence of Article 102, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place(s) as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)

in any form of proxy sent by or on behalf of the Company in relation to the meeting, by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Statutes) in any such notice or form of proxy.

(b)

if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the Board (as the Board may determine, in compliance with the provisions of the Statutes) in any such method of notification.

The Board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

148 Any means of appointing a proxy which is authorised by or under this Article 148 shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe. Without limiting the foregoing, in relation to any Shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, and received by such participant in the Relevant System concerned acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Board (subject always to the facilities and requirements of the Relevant System concerned), and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Board may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

Authentication of proxy appointment not made by holder

149 Subject to the provisions of the Statutes, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a Share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)

that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)

whether or not a request under this Article 149 has been made or complied with, the Board may determine that it has insufficient evidence of an authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

150 Subject to Article 148, a proxy appointment which is not delivered or received in accordance with Article 147 shall be invalid. When two (2) or more valid proxy appointments are delivered or received in respect of the same Share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that Share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same Share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

151 A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the Shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Checking proxy votes

152 The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate representatives

153 Any corporation which is a member of the Company (in this Article 153 the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of Shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one (1) person to exercise a power and more than one (1) authorised person purports in respect of the same Shares:

(a)	to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	not to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of authority

154 The termination of the authority of a person to act as a proxy or duly authorized representative of a corporation does not affect:

(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least twenty-four (24) hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 147(a) or in electronic form received at the address specified (if any) by or on behalf of the Company in accordance with Article 147(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Duration of general authority

155 A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than twelve months, unless a contrary intention is stated in it.

NUMBER OF DIRECTORS

Minimum number of directors

156 The number of directors (other than any alternate directors) shall be at least two (2).

Fewer than the minimum directors

157 If the number of directors is reduced below the minimum number fixed in accordance with these Articles, the directors for the time being may act for the purpose of filling vacancies in their number or of calling a general meeting of the Company, but for no other purpose. If there are no directors willing to act, then any two members may summon a general meeting (or instruct the secretary to do so) for the purpose of appointing directors.

Classification of the directors

158 Except as otherwise determined by a majority of the directors, the directors shall be divided into three classes, designated as Class A, Class B and Class C respectively, and each class shall consist, as nearly as possible, of a number of directors equal to one-third of the total number of directors. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

APPOINTMENT OF DIRECTORS

Number of directors to retire

159 At the first annual general meeting held by the Company following the adoption of these Articles, the term of office of the Class A Directors shall expire and those persons and/or their successors (nominated pursuant to Articles 169 or 170) shall be re-appointed or appointed as the Class A Directors at such annual general meeting to hold office for a term ending upon the conclusion of the third annual general meeting following their appointment.

160 At the second annual general meeting held by the Company following the adoption of these Article, the term of office of the Class B Directors shall expire and those persons and/or their successors (nominated pursuant to Articles 169 or 170) shall be re-appointed or appointed as the Class B Directors at such annual general meeting to hold office for a term ending upon the conclusion of the third annual general meeting following their appointment.

161 At the third annual general meeting held by the Company following the adoption of these Article, the term of office of the Class C Directors shall expire and those persons and/or their successors (nominated pursuant to Articles 169 or 170) shall be re-appointed or appointed as the Class C Directors at such annual general meeting to hold office for a term ending upon the conclusion of the third annual general meeting following their appointment.

162 At each succeeding annual general meeting, directors shall be appointed to succeed, and/or re-appointed to continue as, the directors of the class whose terms expires at such annual general meeting for a term ending upon the conclusion of the third annual general meeting following their appointment.

163 Notwithstanding the expiration of a director’s’ term of office as contemplated by Articles 159 to 162 above, each directors shall serve until his successor is duly appointed and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

164 No person other than the directors of the class whose terms expire at the annual general meeting shall be appointed a director any general meeting unless:

(a)	he is nominated by the Board; or

(b)

notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 109 and Article 111 or section 338 of the Companies Act of the intention to nominate that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

Eligibility for election

165 No person shall be appointed a director at any general meeting unless:

(a)	he is a director retiring at the meeting;

(b)	he is recommended by the Board; or

(c)

notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 109 and Article 111 (and, if applicable, section 338 of the Act) of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his willingness to be appointed.

Provisions if insufficient directors appointed

166 If:

(a)

any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as directors are put to the annual general meeting and are not approved; and

(b)	at the end of that meeting the number of directors is fewer than any minimum number of directors required under Article 156,

all retiring directors who stood for re-appointment at that meeting (for the purposes of Articles 166 and 167, Retiring Directors) shall be deemed to have been re-appointed as directors and shall remain in office, but the Retiring Directors may only:

(c)	act for the purpose of filling vacancies and convening general meetings of the Company; and

(d)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations,

but not for any other reasons.

167 The Retiring Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in Article 166, and they shall retire from office at that meeting. If at the end of any meeting convened under this Article 167 the number of directors is fewer than any minimum number of directors required under Article 156, the provisions of Articles 166 and 167 shall also apply to that meeting.

Separate resolutions on appointment

168 Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Filling vacancies and additional appointments

169 Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the relevant meeting.

170 The Board may appoint a person who is willing to act to be a director, either to fill a casual vacancy or as an additional director. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for election, or until his earlier resignation or removal in accordance with these Articles.

No share qualification

171 A director shall not be required to hold any Shares by way of qualification.

POWERS OF THE BOARD

Business to be managed by the Board

172 Subject to the provisions of the Statutes and these Articles and any directions given by special resolution, to take, or refrain from taking, specified action, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not, including, without limitation, the power to dispose of all or any part of the undertaking of the Company.

173 No alteration of these Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article 173 shall not be limited by any special power given to the Board by these Articles. A meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

Exercise by the Company of voting rights

174 The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

BORROWING POWERS

175 Subject as provided in these Articles, the Board may exercise all of the powers of the Company to borrow money, to indemnify and guarantee, to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or parts thereof, and, subject to the Statutes, to issue debentures and other securities, or to give security whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

CHANGE OF THE COMPANY’S NAME

176 The Company’s name may be changed by resolution of the Board.

DELEGATION OF POWERS OF THE BOARD

Committees of the Board

177 The Board may delegate any of its powers:

(a)	to any director, or committee consisting of one (1) or more persons (whether or not directors), to such an extent and on such terms and subject to such conditions as the Board thinks fit; and

(b)

to such person(s) by such means, to such an extent and on such terms and subject to such conditions as the Board thinks fit, including to any director holding any executive office such of its powers as the Board considers desirable to be exercised by him.

Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any other person all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.

Subject to any conditions imposed by the Board, the proceedings of a committee with two (2) or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying, provided that the quorum at any such meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Local boards

178 The Board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article 178 may be made on such terms and subject to such conditions as the Board may decide. The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

179 The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and on such conditions as the Board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including the title “director”

180 The Board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

RESIGNATION, DISQUALIFICATION AND REMOVAL OF DIRECTORS

Resignation

181 A director may resign his office either by notice in writing submitted to the Board or, if he shall in writing offer to resign, if the other directors resolve to accept such offer.

182 Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, a person shall cease to be a director as soon as:

(a)	that person’s period of appointment expires, if he has been appointed for a fixed period;

(b)	that person ceases to be a director by virtue of any provision of the Statutes or is prohibited from being a director by law or, if applicable, any provisions of the rules of Nasdaq;

(c)	that person is deemed unfit or has otherwise been requested to be removed from office by any regulatory authority in any applicable jurisdiction;

(d)

a bankruptcy order is made against that person or an application is made for an interim court order under s.253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that statute or any similar legislation in any applicable jurisdiction;

(e)	an arrangement or composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(f)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become mentally or physically incapable of acting as a director and may remain so for more than three months;

(g)

that person has become a patient for the purposes of any statute relating to mental health or any court claiming jurisdiction on the ground of mental health or disorder (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs and in any such case the directors resolve that he should cease to be a director;

(h)	notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms;

(i)	in the case of a director who holds any executive office, that person’s appointment as such is terminated or expires and the directors resolve that he should cease to be a director;

(j)

that person is absent for more than six consecutive months without permission of the directors from meetings of the directors held during that period and the directors resolve that that person should cease to be a director;

(k)

that person receives notice approved by not less than two thirds of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded, and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient; or

(l)	that person dies.

Power of the Company to remove director

183 The Company may, without prejudice to the provisions of the Statutes, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article 183.

REMUNERATION AND EXPENSES OF DIRECTORS

Arrangements with executive directors

184 Subject to the provisions of the Statutes and these Articles (as and to the extent applicable), the salary or remuneration of any director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him for serving as a director under these Articles.

Arrangements with non-executive directors

185 Subject to the provisions of the Statutes, the Board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the Board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of Nasdaq.

Ordinary remuneration

186 Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board, provided that the agreement or payment of any such fee would not result in non-compliance with any listing requirements of Nasdaq.

Additional remuneration for special services

187 Any director who does not hold executive office with the Company and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine, provided the payment of any such extra remuneration would not result in non-compliance with any listing requirements of Nasdaq.

Other remuneration

188 Unless the Board decides otherwise, a director is not accountable to the Company for any remuneration which he received as a director or other officer or employee of the Company’s subsidiary undertakings or of any other body corporate in which the Company is interested.

Expenses

189 The directors may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties as a director.

EXECUTIVE OFFICERS

Appointment to executive office

190 Subject to the provisions of the Statutes, the Board may appoint one or more of its body or any other employee of the Company to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer, vice president, executive vice president, senior vice president and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director or employee for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director or employee. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the Board determines, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of Nasdaq. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of appointment to executive office

191 Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not be exempt from retirement by rotation, and if he ceases for any reason to hold the executive office by virtue of which he is termed an executive director, he shall offer to resign as a director in accordance with Article 181 and he shall cease to be a director if the other directors resolve to accept such offer.

Emoluments to be determined by the Board

192 The emoluments of any director or employee holding executive office for his services as such shall be determined by the Board, provided that the terms of any such agreement or arrangement would not result in non-compliance with any listing requirements of Nasdaq and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

ALTERNATE DIRECTORS

Power to appoint alternates

193 Any director (other than an alternate director) may appoint another director, or any other person approved by the Board and willing to act, and permitted by law to do so, to be an alternate director and may at any time terminate that appointment by notice in writing. Subject to the foregoing, a director may appoint more than one (1) alternate and a person may act as an alternate for more than one (1) director. An alternate director shall not be required to hold any Shares in the Company and shall not be counted in determining any maximum number of directors permitted by these Articles.

Method of appointment or removal

194 Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment or in any other manner approved by the Board and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 193) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) specified by or on behalf of the Company for that purpose. A notice of appointment must contain a statement signed by the proposed alternate that he is willing to act as the alternate of the director giving the notice.

Alternates entitled to receive notice

195 An alternate director shall (subject to his giving to the Company a postal address and, if applicable, an address in relation to which electronic communications may be received by him) be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his appointer is a member, to attend and vote at any such meeting at which the director appointing him is not personally present but at which his appointer would be entitled to vote, and generally to perform all the functions of his appointer in his absence (except as regards powers to appoint an alternate) as a director in his absence.

Alternates representing more than one director

196 A director or any other person may act as an alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the Board or any committee of the Board to one (1) vote for every director whom he represents (and who is present) in addition to his own vote (if any) as a director, but he shall count as only one (1) director for the purposes of determining whether a quorum is present.

Termination of appointment

197 An alternate director shall automatically cease to be an alternate director:

(a)

if his appointer ceases to be a director or dies, but if a director retires by rotation or otherwise vacates office and is elected or deemed to have been elected at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his election; or

(b)

on the happening of any event which, if he were a director, would cause him to vacate office as a director or, if it occurred in relation to his appointer, would result in termination of his appointer’s appointment as a director; or

(c)	if he resigns his office by notice to the Company.

Alternate not an agent

198 Save as otherwise provided in these Articles, an alternate director:

(a)	shall be deemed for all purposes to be a director;

(b)	shall alone be responsible for his own acts and defaults;

(c)	shall, in addition to any restrictions which may apply to him personally, be subject to the same restrictions applicable to his appointer;

(d)	shall not be deemed to be the agent of the director appointing him,

and accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director.

Expenses and remuneration of alternates

199 An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not (unless the Company by ordinary resolution otherwise determines), in respect of his office as alternate director, be entitled to receive any remuneration or fee from the Company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointer as such appointer may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company, and receive the benefits of any insurance or agreement for the Company to incur directly costs in respect of any proceedings or investigation, to the same extent as if he were a director.

DIRECTORS’ INTERESTS

Interested director not to be counted for quorum or voting purposes

200 Subject to Article 202, if a proposed decision of the directors is concerned with an actual or proposed transaction or arrangement with the Company in which a director is interested, that director is not to be counted as participating in the decision-making process for quorum or voting purposes.

Interpretation

201 For the purposes of these Articles (i) a conflict of interest includes (x) a conflict of interest and duty and (y) a conflict of duties and (ii) interest includes both direct and indirect interests.

When interested director may be counted for quorum or voting purposes

202 If:

(a)	the Company by ordinary resolution disapplies the provision of these Articles which would otherwise prevent a director from being counted as participating in the decision-making process;

(b)	the director’s interest cannot reasonably be regarded as likely to give rise to a conflict of interest;

(c)	the Board authorises the director’s conflict of interest; or

(d)	the director’s conflict of interest arises from a permitted cause,

a director who is interested in an actual or proposed transaction or arrangement with the Company is to be counted as participating in the decision-making process for quorum and voting purposes.

Permitted causes

203 For the purposes of Article 202, the following are permitted causes:

(a)	the giving of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by, a director at the request of, or for the benefit of, the Company or any of its subsidiaries;

(b)

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiaries by a director for which he has assumed responsibility (in whole or in part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)

the giving to a director of any other indemnity which is on substantially the same terms as indemnities given or to be given to all of the other directors and/or to the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors have been given or are to be given substantially the same arrangements;

(d)

a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiaries for subscription, purchase or exchange, in which offer the director is or may be entitled to participate as holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(e)

a contract, arrangement, transaction or proposal concerning any other undertaking in which a director or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, member, partner, creditor or otherwise if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one (1) per cent. or more of either any class of the equity share capital of such undertaking (or any other undertaking through which his interest is derived) or of the voting rights available to shareholders, members, partners or equivalent of the relevant undertaking (or any interest being deemed for the purpose of this Article 203 to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(f)

a contract, arrangement, transaction or proposal for the benefit of employees and directors and/or former employees and directors of the Company or any of its Subsidiaries and/or members of their families (including a spouse or civil partner or a former spouse or former civil partner) or any person who is or was dependent on such persons, including but without being limited to a retirement benefits scheme and an employees’ share scheme, which does not accord to any director any privilege or advantage not generally accorded to the employees and/or former employees to whom such arrangement relates; and

(g)

a contract, arrangement, transaction or proposal concerning any insurance against any liability which the Company is empowered to purchase or maintain for, or for the benefit of, any directors or for persons who include directors.

Situational Conflicts

204 The directors may, in accordance with the requirements set out in these Articles, authorise any matter or situation proposed to them by any director, which would, if not authorised, involve a director (an Interested Director) breaching his duty under section 175 of the Act to avoid conflicts of interest (a Situational Conflict) and the continued performance by the relevant director of his duties as a director, on such terms and subject to such conditions as they think fit from time to time.

205 Subject to compliance by him with his duties as a director under Part 10 of the Act (other than the duty in section 175(1) of the Act which is the subject of this Article 205), a director may be an officer of, employed by, or hold shares or other securities (whether directly or indirectly) in, or otherwise be interested in, directly or indirectly, the Company or a subsidiary of the Company (in each case, a Group Company Interest and references to a Group Company shall be construed accordingly) and notwithstanding his office or the existence of an actual or potential conflict between any Group Company Interest and the interests of the Company which would fall within the ambit of that section 175(1), the relevant director:

(a)

shall be entitled to attend any meeting or part of a meeting of the directors at which any matter which may be relevant to the Group Company Interest may be discussed, and to vote on any resolution of the directors relating to such matter, and any Board papers relating to such matter shall be provided to the relevant director at the same time as the other directors (save that a director may not vote on any resolution in respect of matters relating to his employment with the Company or other Group Company);

(b)	shall not be obliged to account to the Company for any remuneration or other benefits received by him in consequence of any Group Company Interest; and

(c)

will not be obliged to disclose to the Company or use for the benefit of the Company any confidential information received by him by virtue of his Group Company Interest and otherwise than by virtue of his position as a director, if to do so would breach any duty of confidentiality to any other Group Company or third party.

206 No contract entered into shall be liable to be avoided by virtue of:

(a)	any director having an interest of the type referred to in Article 202 where the relevant situation has been approved as provided by that Article; or

(b)	any director having a Group Company Interest which falls within Article 204 or which is authorised pursuant to Article 205.

207 Any authorisation under Article 204 will be effective only if:

(a)

the proposal to be authorised is made by a director in writing and delivered to the other directors or made orally at a meeting of the Board, in each case setting out particulars of the Situational Conflict;

(b)	any requirements as to the quorum for consideration of the relevant matter is met without counting the Interested Director or any other Interested Director; and

(c)	the matter was agreed to without the Interested Director voting or would have been agreed to if the Interested Director’s vote had not been counted.

208 Any authorisation of a Situational Conflict under these Articles may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)

provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the directors or otherwise) related to the Situational Conflict;

(c)	provide that the Interested Director shall or shall not be an eligible director in respect of any future decision of the directors in relation to any resolution related to the Situational Conflict;

(d)	impose upon the Interested Director such other terms for the purposes of dealing with the Situational Conflict as the directors think fit;

(e)

provide that, where the Interested Director obtains, or has obtained (through his involvement in the Situational Conflict and otherwise than through his position as a director of the Company), information that is confidential to a third party, he will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and

(f)

permit the Interested Director to absent himself from the discussion of matters relating to the Situational Conflict at any meeting of the directors and be excused from reviewing papers prepared by, or for, the directors to the extent to which they relate to such matters.

209 Where the directors authorise a Situational Conflict, the Interested Director will be obliged to conduct himself in accordance with any terms and conditions imposed by the directors in relation to the Situational Conflict.

210 The directors may revoke or vary such authorisation in respect of any Situational Conflict at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

211 A director is not required, by reason of being a director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which he derives from or in connection with a relationship involving a Situational Conflict which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

212 The provisions of Articles 204 to 211 shall not apply to a direct or indirect conflict of interest of a director which arises in relation to an existing or proposed transaction or arrangement with the Company to which the provisions of Articles 200 to 203 and 216 to 217 shall apply.

213 For the purposes of these Articles, references to proposed decisions and decision-making processes include any directors’ meeting or part of a directors’ meeting.

214 Subject to Article 215, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the Chairman whose ruling in relation to any director other than the Chairman is to be final and conclusive.

215 If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the Chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the Chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

Transactional conflicts

216 Subject to the provisions of the Statutes and provided that he has disclosed to the Board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

may (or any firm of which he is a member) act in a professional capacity for the Company (otherwise than as auditor) or any other body in which the Company is interested and the relevant director or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any undertaking:

(i)	in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)	with which he has such a relationship at the request or direction of the Company.

217 For the purposes of Article 216:

(a)

a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect such director to have knowledge shall not be treated as an interest of such director; and

(c)	a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any undertaking in which the Company is interested.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and pensions

218 The Board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

219 Subject to the provisions of the Act, and without prejudice to the provisions of Articles 293 to 296, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)

a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article 219 are or have been interested,

including, without limitation, insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

220 No director or former director shall be accountable to the Company or the members liable to account for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of the Act

221 The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in accordance with section 247 of the Act.

PROCEEDINGS OF THE BOARD

Regulation of proceedings

222 Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the Board by giving at least five (5) days’ notice of the meeting to each director, which notice may be waived or shortened with the consent of each director. Notice of a Board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article 222 need not be in writing if the Board so determines and any such determination may be retrospective.

Decision making

223 Questions arising at any Board meeting shall be determined by a majority of votes of the directors present at such meeting. Subject to the articles, each director participating in a Board meeting has one (1) vote. A director who is an alternate director who is appointed by two (2) or more directors shall be entitled to a separate vote on behalf of each appointer in the appointer’s absence. In the case of an equality of votes, the chairman will have a casting vote or second vote, unless he or she is not entitled to vote on the resolution in question.

Quorum

224 No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two (2) persons, each being a director. A person who is not himself a director shall, if his appointer is not present but is entitled to be counted in the quorum, be counted in the quorum. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

225 Any director who ceases to be a director at a Board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the Board meeting if no director objects.

226 A director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote (or when his vote cannot be counted) but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.

Power of directors if number falls below minimum

227 The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

228 The Board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the Board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the Board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five (5) minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the Board

229 All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director or alternate director, shall, as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, or that the meeting was not quorate (provided that the directors present at the inquorate meeting believed, in good faith, that the meeting was quorate and made all such enquiries as were reasonable in the circumstances to establish that the meeting was quorate) be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote and that the meeting was quorate.

Resolution in writing

230 A resolution in writing agreed to by all the directors entitled to vote at a meeting of the Board or of a committee of the Board but excluding any director whose vote is not to be counted in respect of the matter in question (not being less than the number of directors required to form a quorum of the Board or committee of the Board) shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For this purpose:

(a)

a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Statutes for a document in the relevant form;

(b)	the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose;

(c)	if an alternate director signifies his agreement to the proposed written resolution, his appointer need not also signify his agreement; and

(d)	if a director signifies his agreement to the proposed written resolution, an alternate director appointed by him need not also signify his agreement in that capacity.

Meetings by conference communications

231 Without prejudice to the first sentence of Article 222, a person entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

Suspending restrictions on voting

232 The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the Board or of a committee of the Board or ratify any transaction not duly authorised by reason of contravention of such provision.

Division of proposals

233 Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of chairman final and conclusive

234 If a question arises at a meeting of the Board or of a committee of the Board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

235 Subject to the provisions of the Statutes, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes required to be kept

236 The Board shall cause minutes to be recorded for the purpose of:

(a)	all appointments of officers made by the Board;

(b)	all proceedings at meetings of the Company, the holders of any class of Shares, the Board and committees of the Board, including the names of the directors present at each such meeting; and

(c)	all resolutions of the Company.

Conclusiveness of minutes

237 Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority for execution of a deed

238 The seal shall only be used by the authority of a resolution of the Board. The Board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one authorised person in the presence of a witness who attests the signature. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for Shares and debentures

239 The Board may by resolution decide, either generally or in any particular case or cases, that any signature(s) on any certificates for Shares or debentures or representing any other form of security issued at any time by the Company need not be autographic but may have any signature applied to it by some mechanical or electronic means, or may be printed on it or, in the case of a certificate executed under the seal or otherwise, need not bear any signature.

REGISTERS

Overseas and local registers

240 Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

241 Any director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of Shares, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of Shares, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of dividends

242 Subject to the provisions of the Statutes, the Company may by ordinary resolution declare that out of the profits available for distribution there be paid dividends to the holders of Shares in accordance with the provisions of these Articles, but no dividend shall exceed the amount recommended by the Board.

Interim dividends

243 Subject to the provisions of the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution and the position of the Company. If the share capital is divided into different classes, the Board may:

(a)

pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)	pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment.

If the Board acts in good faith it shall not incur any liability to the holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights. Where any distribution is satisfied wholly or partly by the distribution of assets, where any difficulty arises in regard to such distribution, the directors may settle the same as they think fit and in particular (but without limitation) may issue fractional certificates (or ignore fractions) and fix the value for distribution of any assets and may determine that cash shall be paid to any member on the basis of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

Declaration and payment in different currencies

244 Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

245 Except as otherwise provided by the rights attached to Shares:

(a)

all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid, but no amount paid on a Share in advance of the date on which a call is payable shall be treated for the purpose of this Article 245 as paid on the Share; and

(b)

all dividends shall be apportioned and paid proportionately to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid, but, if any Share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

For the purpose of this Article 245, an amount paid up on a Share in advance of a call shall be treated, in relation to any dividend declared after the payment but before the call, as not paid up on the Share.

Dividend in specie

246 A general meeting declaring a dividend may, on the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up Shares or debentures of another body corporate. If the Shares in respect of which any such proposed non-cash distribution is paid are Uncertificated Shares, any Shares in the Company which are issued as non-cash consideration in respect of them must be uncertificated. The Board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Permitted deductions and retentions

247 The Board may deduct from any dividend or other monies payable to any member in respect of a Share any monies presently payable by him to the Company in respect of that Share. Where a person is entitled by transmission to a Share, the Board may retain any dividend payable in respect of that Share until that person (or that person’s transferee) becomes the holder of that Share.

Methods of payment to holders and others entitled

248 Any dividend or other monies payable in respect of a Share may be paid (whether in Dollars or another currency) by such method or combination of methods as the Board, in its absolute discretion, may decide and subject in the case of joint holders of a Share to the provisions of Article 249. Different methods of payment may apply to different holders or groups of holders. Without limiting any other method of payment that the Board may decide, the Board may decide that payment shall be made wholly or partly:

(a)	in cash; or

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)

by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment;

(d)

if any Share is in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other monies by means of the Relevant System concerned (subject always to the facilities and requirements of the Relevant System); or

(e)	by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Without prejudice to paragraph (d) of the foregoing, in respect of any Shares in uncertificated form, such payment may include sending by the Company or any person on its behalf of an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing.

Joint entitlement

249 If two (2) or more persons are registered as joint holders of any Share, or are entitled by transmission jointly to a Share, the Company may (without prejudice to Article 251):

(a)	pay any dividend or other monies payable in respect of the Share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purpose of Article 248, rely in relation to the Share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

250 A cheque or warrant or any similar financial instrument may be sent by post:

(a)	where a Share is held by a sole holder, to the registered address of the holder of the Share; or

(b)	if two or more persons are the holders, to the registered address of the person who is first named in the Register; or

(c)	without prejudice to Article 248, if a person is entitled by transmission to the Share, as if it were a notice to be sent under Article 265; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

251 Payment of a cheque or warrant or similar financial instrument by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer, or payment by electronic means or by any other means approved by the Board to an account (of a type approved by the Board) or, in respect of an Uncertificated Share, the making of payment in accordance with the facilities and requirements of the Relevant System shall be a good discharge to the Company. Every cheque or warrant or similar financial instrument sent or transfer of funds or payment made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 248.

Interest not payable

252 No dividend or other monies payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to the Share.

Treatment of unclaimed dividends

253 Any dividend which has remained unclaimed for twelve (12) years from the date when it became due for payment shall, if the Board so resolves, be forfeited, cease to remain owing by the Company and shall revert to the Company. The payment of any unclaimed dividend or other monies payable in respect of a Share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants, cheques and similar financial instruments by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two (2) consecutive occasions, or, following one (1) such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article 253 in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant, cheque or similar financial instrument.

Scrip dividends

254 The Board may offer any holder of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend subject to the following terms and conditions:

(a)

each holder of Ordinary Shares shall be entitled to that number of new Ordinary Shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend but elects to forego (each a new Ordinary Share). For this purpose, the value of each new Ordinary Share shall be:

(i)

equal to the average quotation for the Ordinary Shares, that is, the average of the closing prices for Depositary Shares on Nasdaq (adjusted as the Board shall determine to reflect the number of Ordinary Shares represented by each Depositary Share) or, if a Nasdaq quote is not available, such other exchange or quotation service on which the Company’s Depositary Shares are listed or quoted as derived from such source as the Board may deem appropriate, on the day on which such Depositary Shares are first quoted ex the relevant dividend and the four subsequent Business Days; or

(ii)	calculated in any other manner the Board considers fit,

but shall never be less than the nominal value of the new Ordinary Share. A certificate or report by the auditors as to the value of a new Ordinary Share in respect of any dividend shall be conclusive evidence of that value;

(b)	each holder of Ordinary Shares shall only be entitled to new Ordinary Shares;

(c)

on or as soon as possible after announcing that any divided is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of Ordinary Shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective;

(d)

the Board shall not proceed with any election unless the Board has sufficient authority to allot new Ordinary Shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined;

(e)

the Board may exclude from any offer any holders of Shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them;

(f)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on Ordinary Shares in respect of which an election has been made (the elected Ordinary Shares) and instead such number of new Ordinary Shares shall be allotted to each holder of elected Ordinary Shares as is arrived at on the basis stated in paragraph (a) of this Article 254. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new Ordinary Shares to be allotted and apply it in paying up in full the appropriate number of new Ordinary Shares for allotment and distribution to each holder of elected Ordinary Shares as is arrived at on the basis stated in paragraph (a) of this Article 254;

(g)

the new Ordinary Shares when allotted shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue except that they shall not be entitled to participate in the relevant dividend in lieu of which they were allotted;

(h)

no fraction of an Ordinary Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid Ordinary Shares to any holder;

(i)

the Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article 254 or otherwise in connection with any offer made pursuant to this Article 254 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned; and

(j)	the Board may, at its discretion, amend, suspend or terminate any offer pursuant to the above.

CAPITALISATION OF PROFITS AND RESERVES

Power to capitalise

255 Subject to Articles 255A, 255B and 256, the Board may with the authority of an ordinary resolution of the Company:

(a)

subject to the provisions of this Article 255, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)

appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and, except as otherwise provided by the rights attached to Shares, in the same proportion to the nominal amount of the Shares (whether or not fully paid up) held by them respectively which would entitle them to participate in a distribution of that sum if the Shares were fully paid and the sum was then distributed by way of dividend;

(c)

apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article 255, only be applied in paying up Shares to be allotted to members credited as fully paid;

(d)	allot the Shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)

resolve that any Shares so allotted to any member in respect of any holding by him of any partly paid Shares shall, so long as such Shares remain partly paid, rank for dividend only to the extent that the latter Shares rank for dividend;

(f)

where Shares or debentures become, or would otherwise become, distributable under this Article 255 in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(g)	authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of any Shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)

the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(h)	generally do all acts and things required to give effect to the ordinary resolution.

255A Subject to the authority of, and as may be directed by, an ordinary resolution, the Board is generally and unconditionally authorised to capitalise any sum standing to the credit of any reserve or fund of the Company (including, without limitation, the Company’s share premium account, merger reserve or capital redemption reserve, if any), and to appropriate any such capitalised sum to allot and issue Deferred Shares to any holder or holders of Shares, up to a maximum aggregate nominal amount of £100,000 or such greater amount as may be required to ensure that the Company has sufficient share capital to satisfy the authorised minimum specified by the Statutes.

255B Subject to the authority of, and as may be directed by, an ordinary resolution, where, pursuant to an employees’ share scheme (within the meaning of section 1166 of the Act) or any similar scheme under which participation is extended to any person who may not participate in an employees’ share scheme (within the meaning of section 1166 of the Act) of the Company or any of its subsidiaries:

(a)

the Company has granted options or other rights to subscribe for Shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of Shares to be allotted upon such exercise in the event of any increase or reduction in or other reorganisation of the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any Share being less than its nominal value, then the Board may, on the exercise of any of the options concerned and payment of the subscription price which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 255(a) to the extent necessary to pay up the unpaid balance of the nominal value of the Shares which fall to be allotted on the exercise of such options and apply such amount in paying up such balance and allot Shares fully paid accordingly; and

(b)

the Company has granted (or assumed liability to satisfy) rights to subscribe for Shares (whether in the form of share options, share or stock units, restricted shares or stock, restricted stock or share units, share or stock appreciation rights, performance Shares, dividend equivalent rights or otherwise) then the Board may, in connection with the issue of Shares, capitalise any such profits or other sum as is mentioned in Article 255 to the extent necessary to pay up the unpaid balance of the nominal value of the Shares which fall to be issued in connection with such rights to subscribe and apply such amount in paying up such balance and allot Shares fully paid accordingly.

Capitalisation of reserves: Rights Plan

256 Notwithstanding Article 255, where:

(a)	the Board has established a Rights Plan and has granted Rights in accordance therewith as provided in Articles 10 and 11 above, and

(b)

the Board has exercised any discretion which may be conferred upon it by any Rights Plan so established to exchange or cause to be exchanged all or part of the Rights (other than Rights held by or on behalf of an Acquiring Person, which would have become void) for Shares, for the purposes of giving effect to any such exchange as is referred to in Article 256(b), the Board may:

(c)

resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund of the Company, including without limitation the Company’s share premium account and capital redemption reserve, whether or not available for distribution, being an amount equal to the nominal amount of the Shares which are to be exchanged for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person); and

(d)

apply that sum in paying up in full Shares and allot such Shares, credited as fully paid, to the holders of Rights (other than an Acquiring Person) and/or to an Approved Depositary (including, for the avoidance of doubt, to a nominee of an Approved Depositary) in exchange for the Rights (other than Rights held by or on behalf of or for the benefit of an Acquiring Person).

257 The provisions of Articles 255(f) and 255(g) shall apply (mutatis mutandis) to any resolution of the Board pursuant to Article 256(b) as they apply to any resolution of the board pursuant to Article 255.

258 For the purposes of Article 256 above Acquiring Person shall have the meaning ascribed to it in Article 14(c).

Reservation of profit

259 The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sum as it deems fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may deem fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also, without placing the same to reserve, carry forward any profits which it may deem prudent not to distribute.

RECORD DATES

260 Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the Board may:

(a)

fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of Shares, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting provided that such time shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting and changes to the Register after the time specified by virtue of this Article 260 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of Shares, under these Articles, determine that persons entitled to receive such notices are those persons entered on the Register at the close of business on a day determined by the Company or the Board, which day may not be more than sixty (60) days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to inspect records

261 No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of annual accounts

262 Subject to the Statutes, a copy of the Company’s annual accounts and reports for that financial year shall, at least twenty-one (21) clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Statutes, be sent (which for the avoidance of doubt shall include where given in electronic form or by website communication) to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these Articles or, in the case of joint holders of any Share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

Summary financial statements

263 Subject to the Statutes, the requirements of Article 262 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Statutes and any regulations made under the Statutes.

COMMUNICATIONS

When notice required to be in writing

264 Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing (which for the avoidance of doubt shall include where given in electronic form or by website communication).

Methods of Company sending notice

265 Subject to Article 264 and unless otherwise provided by these Articles, the Company shall send or supply any Shareholder Information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine (including, without limitation, by making the document or information available on a website) provided that the provisions of the Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Method of member sending Shareholder Information

266 Subject to Article 265 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a Share shall send any Shareholder Information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)	the determined form and means are permitted by the Statutes for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Statutes; and

(b)

unless the Board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the Board, such Shareholder Information shall be authenticated in the manner specified by the Statutes for authentication of a document or information sent in the relevant form.

Notice to joint holders

267 In the case of joint holders of a Share:

(a)

any Shareholder Information shall be given, sent or supplied to the joint holder whose name stands first in the Register in respect of the joint holding and any Shareholder Information so sent shall be deemed for all purposes sent to all the joint holders; and

(b)

the agreement of a joint holder whose name stands first in the Register in respect of the joint holding that any Shareholder Information may be given, sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

Registered address outside the United Kingdom, the EEA or the United States

268 Other than in respect of an Approved Depositary to which this Article 268 shall not apply, a member whose registered address is not within the United Kingdom, an EEA State or the United States of America and who sends to the Company an address within the United Kingdom, an EEA State or the United States of America at which a document or information may be sent to him shall be entitled to have the document or information sent to him at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification required by the Statutes that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)

without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

269 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

270 The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission

271 Shareholder Information may be sent or supplied by the Company to the person or persons entitled by transmission to a Share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, Shareholder Information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees bound by prior notice

272 Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the Register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a Share shall be bound by any direction notice sent under Article 117 to a person from whom he derives title.

Proof of sending/when notices are deemed sent by post

273 Proof that Shareholder Information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. Shareholder Information sent by the Company to a member by post shall be deemed to have been received:

(a)

if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the notice, document or information was posted; or

(b)

if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the notice, document or other information was posted; or

(c)	in any other case, on the second day following that on which the notice, document or information was posted.

Notices sent in electronic form

274 Subject to the provisions of the Statutes, any notice or other Shareholder Information (excluding a share certificate) will be validly supplied if sent by the Company to any member or person nominated by a member to receive Shareholder Information in electronic form if that person has agreed (generally or specifically) (or, if the member is a company and is deemed by the Statutes to have agreed) that the communication may be sent in that form and:

(a)

the notice or other Shareholder Information is sent in electronic form to such address (or to one of the addresses if more than one) as may for the time being be notified by the member to the Company (generally or specifically) for that purpose or, if the intended recipient is a company, to such address as may be deemed by a provision of the Statutes to have been so satisfied;

(b)	the notice or other Shareholder Information is sent in electronic form; and

(c)	in each case that person has not revoked the agreement.

Notices made available by website

275 Subject to the provisions of the Statutes, any notice or Shareholder Information (excluding a share certificate) will be validly supplied if it is made available by means of a website communication where that person has agreed, or is deemed by the Statutes to have agreed (generally or specifically) that the communication may be supplied to him in that manner and:

(a)	that person has not revoked the agreement;

(b)

that person is notified in a manner for the time being agreed for the purpose between that person and the Company of (i) the publication of the notice or other Shareholder Information on a website, (ii) the address of that website, and (iii) the place on that website where the notice of other Shareholder Information may be accessed and how it may be accessed;

(c)

the notice or other Shareholder Information continues to be published on the website throughout the period specified in the Act, provided that if the notice or other Shareholder Information is published on that website for a part but not all of such period, the notice or other Shareholder Information will be treated as published throughout that period if the failure to publish the notice or other Shareholder Information throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

When notices deemed received by hand

276 Shareholder Information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

Proof of sending/when notices are deemed sent by electronic means

277 Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices deemed sent by website

278 A notice, document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the notice, document or information was first made available on the website; or

(b)

if later, when the member is deemed by Article 273, 276 or 277 to have received notice of the fact that the notice, document or information was available on the website. Such a notice, document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post to the member.

279 Where in accordance with these Articles a member is entitled or required to give or send to the Company a notice in writing, the Company may, if it in its absolute discretion so decides (and shall, if it is registered to do so or is deemed to have so agreed by any provision of the Statutes), permit such notices to be sent to the Company by such means of electronic communication as may from time to time be specified (or be deemed by the Statutes to be agreed) by the Company, so as to be received at such address as may for the time being be specified (or deemed by the Statutes to be specified) by the Company (generally or specifically) for the purpose. Any means of so giving or sending such notices by electronic communications shall be subject to any terms, limitations, conditions or restrictions that the Board may from time to time prescribe.

When notices deemed sent by advertisement

280 A notice, document or other information sent or supplied by the Company to a member by means of public advertisement shall be deemed to have been received on the day on which the advertisement appears.

No entitlement to receive notice if the Company has no current address

281 A member shall not be entitled to receive any notice, document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with these Articles have been returned undelivered to the Company:

(a)	on at least two (2) consecutive occasions; or

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article 281 applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied or shall have informed the Company in such manner as may be specified to the Company of an electronic address to which they may be sent or supplied.

Notice during disruption of services

282 Subject to the Statutes, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, notice of general meetings may be sufficiently given by advertisement. Any notice given by advertisement for the purposes of this Article 282 shall be advertised in at least one newspaper having national circulation in the United Kingdom. If advertised in more than one (1) newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven (7) days before the meeting the posting of notices to addresses again becomes practicable.

Execution of documents

283 Where a document is required under these Articles to be signed by a member or any other person, if the document is in electronic form, then in order to be valid the document must either:

(a)

incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person in such form as the Board may approve; or

(b)	be accompanied by such other evidence as the Board may require in order to be satisfied that the document is genuine.

The Company may designate mechanisms for validating any such document and a document not validated by the user of any such mechanisms shall be deemed as having not been received by the Company. In the case of any document or information relating to a meeting, an instrument or proxy or invitation to appoint a proxy, any validation requirement shall be specified in the relevant notice of meeting in accordance with Articles 79 and 260(b).

DESTRUCTION OF DOCUMENTS

Power of Company to destroy documents

284 The Company shall be entitled to destroy:

(a)

all instruments of transfer of Shares in the Company which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six (6) years from the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of one (1) year from the date of recording;

(c)	all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of the cancellation;

(d)	all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of use;

(f)

all proxy appointments which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded, and

(g)	any other document on the basis of which an entry in the Register is made, after six (6) years from the date on which it is made,

provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 284 if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

Presumption in relation to destroyed documents

285 It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 284 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article 284 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article 284 was a valid and effective certificate duly and properly cancelled; and

(d)	every other document destroyed in accordance with Article 284 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but

(e)

the provisions of this Article 285 and Article 284 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)

nothing in this Article 285 or Article 284 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 284 or in any other circumstances which would not attach to the Company in the absence of this Article 285 or Article 284; and

(g)	any reference in this Article 285 or Article 284 to the destruction of any document includes a reference to its disposal in any manner.

286 References in Articles 284 or 285 to instruments of transfer shall include, in relation to Uncertificated Shares, instructions and/or notifications made in accordance with the Relevant System relating to the transfer of such Shares.

UNTRACED MEMBERS

Power to dispose of Shares of untraced shareholders

287 The Company shall be entitled to sell, at the best price reasonably obtainable, the Shares of a member or the Shares to which a person is entitled by transmission if:

(a)

during the period of twelve (12) years before the date of the publication of the advertisements referred to in paragraph (b) of this Article 287 (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the Shares in question have been declared and all dividend warrants, cheques or other methods of payment for amounts payable which have been sent in the manner authorised by these Articles in respect of the Shares in question have remained uncashed;

(b)

the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the Shares; and

(c)

during the relevant period and the period of three (3) months following the publication of the advertisements referred to in paragraph (b) of this Article 287 (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

The Company shall also be entitled to sell any additional Shares issued during the relevant period (or the right to any Share so issued) if the criteria in this Article 287 are satisfied in relation to the additional Shares (but as if the words “during the period of twelve (12) years” were omitted from paragraph (a) and the words “after expiry of the relevant period” were omitted from paragraph (b)).

Transfer on sale

288 To give effect to any sale pursuant to Article 287, the Board may (a) if the Shares are in certificated form, authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the buyer, or (b) where the Shares are held in uncertificated form, in accordance with the Regulations, do all acts and things it considers necessary and expedient to effect the transfer of the Shares to, or in accordance with the directions of, the buyer (including issuing a written notification to the Operator requiring the conversion of the Shares into certificated form).

Effectiveness of transfer

289 An instrument of transfer executed by that person in accordance with Article 288 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the Shares. An exercise by the Company of its powers in accordance with Article 287(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the Shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the Shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

290 The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the Board from time to time thinks fit.

WINDING UP

Liquidator may distribute in specie

291 If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)

divide among the members in specie the whole or any part of the assets, whether they shall consist of property of the same kind or not, of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)	vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)	determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets by liquidator

292 The power of sale of a liquidator shall include a power to sell wholly or partially Shares or debentures or other obligations of another body corporate, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

INDEMNITY

Third party indemnity

293 Subject to the provisions of, and so far as permitted by and consistent with, the Act but without prejudice to any indemnity to which he may otherwise be entitled, the Company shall indemnify, out of the assets of the Company, any director or other officer of the Company or of any associated company (other than any person (whether an officer or not) engaged by the Company as an auditor) against all losses, liabilities and expenditures which he may sustain or incur in the execution and discharge of the duties of his office or otherwise in relation thereto, provided that this Article 293 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

Pension scheme indemnity

294 The Company may also indemnify, out of the assets of the Company, any director or other officer of either the Company or any associated company where the Company or such associated company acts as trustee of a pension scheme, against liability incurred by him in connection with the relevant company’s activities as trustee of such scheme, provided that this Article 294 shall only have effect insofar as its provisions are not void under sections 232 or 234 of the Act.

Defending proceedings

295 Subject to section 205 of the Act, the Company may provide a director or other officer of either the Company or an associated company with funds to meet expenditure incurred or to be incurred by him in defending (or seeking relief in respect of) any civil or criminal proceedings brought or threatened against him in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or an associated company, and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under sections 197 to 203 of the Act to enable a director to avoid incurring such expenditure.

296 The Company may also provide a director with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any associated company and the Company shall be permitted to take or omit to take any action or enter into any arrangement which would otherwise be prohibited under section 197 of the Act to enable a director to avoid incurring such expenditure.

Interpretation

297 For the purpose of Articles 293, 294, 295 and 296 the expression associated company shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company, as such terms are defined in the Act.

Alternatives

298 Where any person becomes involved in a situation of any nature in connection with which the Company shall indemnify, may indemnify, may provide funds or may take or omit to take any action or enter into any arrangement which would enable a director or officer to avoid incurring expenditure, in each case in accordance with any of Articles 293 to 296 above (the Alternatives), the Company may undertake to pay to any third party (as a direct and primary obligation of the Company to that third party) any expenses or costs in connection therewith to which any of the Alternatives could apply.

APPROVED DEPOSITARIES

Maintenance of register by Approved Depositary

299 An Approved Depositary shall maintain a register or system(s) (the Proxy Register) in which shall be recorded the aggregate number of Ordinary Shares which for the time being are registered in the name of the Approved Depositary or its nominee (the Depositary Shares) as well as the name and address of each person who is for the time being appointed as an Appointed Proxy pursuant to Article 300 and, against his name and address, the number of Depositary Shares in respect of which that Appointed Proxy’s appointment for the time being subsists (his Appointed Number). The Proxy Register shall be open to inspection by any person authorised by the Company during usual business hours and the Approved Depositary shall furnish to the Company or its agents upon demand all such information as to the contents of the Proxy Register, or any part of it, as may be requested.

Appointment of Approved Proxies

300 Without prejudice to the right of an Approved Depositary or its nominee to exercise any rights conferred in these Articles, an Approved Depositary or its nominee may appoint as its proxy or proxies such person or persons as it thinks fit (each such person being an Appointed Proxy) and may determine the method by which and the terms upon which such appointments are made, save that each such appointment shall specify the Appointed Number in respect of which that appointment is made and the aggregate Appointed Numbers of all the Appointed Proxies subsisting at any one time shall not exceed the aggregate number of Depositary Shares.

Rights of Appointed Proxies

301 Subject to the Statutes and any other provisions of law and subject to the provisions of this Article 301, and so long as the Depositary Shares shall be of a sufficient number so as to include his Appointed Number, an Appointed Proxy:

(a)

shall upon production to the Company at a general meeting of written evidence of his appointment (which shall be in such form as the Company and the Approved Depositary shall determine from time to time) be entitled to the same rights, and subject to the same restrictions, in relation to his Appointed Number as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Approved Depositary (or its nominee) and the Appointed Proxy was a person validly appointed as proxy by the Approved Depositary (or its nominee) in accordance with Article 142 to Article 155 (inclusive); and

(b)

shall himself be entitled, by an appointment of proxy duly signed by him and deposited with the Company in accordance with Articles 143 and 144, to appoint another person as his proxy in relation to his Appointed Number so that the provisions of these paragraphs shall apply (mutatis mutandis) in relation to such an appointment as though the Ordinary Shares represented by the Appointed Number were registered in the name of the Appointed Proxy and the appointment by the Appointed Proxy was made in accordance with Articles 142 through to Article 155.

Notices to Appointed Proxies

302 The Company may send an Appointed Proxy at his address as is shown in the Proxy Register all Shareholder Information which is sent to the holders of Ordinary Shares.

Payment of dividends to Appointed Proxies

303 The Company may pay to an Appointed Proxy at his address as shown in the Proxy Register all dividends payable on the Ordinary Shares in respect of which he has been appointed as Appointed Proxy, and payment of any such dividend shall be a good discharge to the Company of its obligation to make payment to the Approved Depositary or its nominee in respect of the Ordinary Shares concerned.

Determination of entitlement of Appointed Proxies

304 For the purposes of determining which persons are entitled as Appointed Proxies:

(a)	to exercise the rights conferred by Article 301;

(b)	to receive notices and other documents sent pursuant to Article 302; and

(c)	to be paid dividends pursuant to Article 303,

and each Appointed Proxy’s Appointed Number, the Approved Depositary may determine that the Appointed Proxies who are so entitled shall be the persons entered in the Proxy Register at the close of business on a date (an Appointed Proxy Record Date) determined by the Approved Depositary in consultation with the Company.

305 When an Appointed Proxy Record Date is determined for a particular purpose:

(a)

the number of Depositary Shares in respect of which a person entered in the Proxy Register as an Appointed Proxy is to be treated as having been appointed for that purpose shall be the number appearing against his name in the Proxy Register as at the close of business on the Appointed Proxy Record Date; and

(b)	changes to entities in the Proxy Register after the close of business on the Appointed Proxy Record Date shall be disregarded in determining the entitlement of any person for the purpose concerned.

No interest in Shares

306 Except as required by law, no Appointed Proxy shall be recognised by the Company as holding any interest in Shares upon any trust and subject to the recognition of the rights conferred in relation to general meetings by appointments made by Appointed Proxies pursuant to Article 301(b) the Company shall be entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Ordinary Shares in respect of which the Appointed Proxy has been appointed.

Questions as to validity to vote Depositary Shares

307 If any question shall arise as to whether any particular person or persons has or have been validly appointed to vote (or exercise any other right) in respect of any Depositary Shares (whether by reason of the aggregate number of Shares in respect of which appointments are recorded in the Proxy Register exceeding the aggregate number of Depositary Shares or for any other reason) such question shall if arising at or in relation to a general meeting be determined by the Chairman of the Meeting (and if arising in any other circumstances shall be determined by the Directors) whose determination (which may include declining to recognise a particular appointment or appointments as valid) shall if made in good faith be conclusive and binding on all persons interested

DISPUTE RESOLUTION

Exclusive jurisdiction

308 Save in respect of any cause of action arising under the Securities Act or the Exchange Act, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member’s capacity as such, or as a purported derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, against the Company or the Board or any of the directors or officers individually (or against any combination of the foregoing persons), arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

309 Unless the Company by ordinary resolution consents in writing to the selection of an alternative forum in the United States, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Duties of directors

310 In no situation shall any director or officer owe any duty of any nature whatsoever to any member (in that member’s capacity as such), holder (in that holder’s capacity as such) or Appointed Proxy (in that Appointed Proxy’s capacity as such).

Remedies

311 Damages alone may not be an adequate remedy for any breach of Articles 308, 309 or 310, so that, in the event of a breach or anticipated breach, the remedies of injunction and an order for specific performance would in appropriate circumstances each be available.

Governing law

312 The governing law of the Articles is the substantive law of England and these Articles shall be interpreted in accordance with English law.

Interpretation

313 For the purposes of Articles 308 to 311:

(a)	a dispute shall mean any dispute, controversy or claim,

(b)	references to Company shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time, and

(c)

director and officer shall be read so as to include each and any director and officer of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director or officer of the Company.

APPENDIX

SUMMARY OF EXAMPLE TERMS

RIGHTS TO PURCHASE SHARES OF PERSPECTUM GROUP PLC

Subject to the provisions of the Companies Act 2006 and every other enactment from time to time in force concerning companies (including any orders, regulations or other subordinate legislation made under the Companies Act 2006 or any such other enactment), so far as they apply to or affect Perspectum Group plc (the “Company”), the board of directors of the Company (the “Board”) may exercise any power of the Company to establish a shareholders rights plan (the “Rights Plan”). The Rights Plan may be in such form as the Board shall in its absolute discretion decide and may in particular (but without restriction or limitation) include such terms as are described in this Summary of Example Terms.

Pursuant to the Rights Plan, the Board would declare and issue one share purchase right (a “Right”) for each outstanding voting share in the capital of the Company (each a “Voting Share”). Each Right would entitle the registered holder, upon payment to the Company of the price per Right specified in the Rights Plan, to have delivered to such holder one Voting Share of the same class as the Voting Shares in respect of which the Right was issued or one share of any other class or series as specified in the Rights Plan (a “Share”), subject to adjustment.

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons or persons acting in concert (a “group”) has acquired beneficial ownership of fifteen (15) per cent. or more of the outstanding Voting Shares (such person or group, an “Acquiring Person”) and (ii) 10 days (or such later date as may be determined by action of the Board prior to such time as any person or group were to become an Acquiring Person) following the commencement of, or announcement of an intention to make, a takeover offer by a person or group the consummation of which would result in the beneficial ownership of fifteen (15) per cent. or more of the outstanding Voting Shares being acquired by that person or group (the earlier of such dates being called the “Distribution Date”), each Right would be associated with an individual Voting Share and the Rights would be transferred with and only with the Voting Shares.

After the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) would be mailed to (or credited to the account of) holders of record of the Shares as of the close of business on the Distribution Date. Such separate Right Certificates alone would then evidence the Rights and the Rights would then be separately transferable.

The Rights would not be exercisable until the Distribution Date. The Rights would expire on a date to be specified in the Rights Plan, unless the Rights were earlier redeemed or exchanged by the Company.

After the Distribution Date, each holder of a Right, other than Rights held by or on behalf of any Acquiring Person (which would thereupon become void), would thereafter have the right to receive upon exercise of a Right that number of Voting Shares having a market value of two times the exercise price for the Right.

If, after a person or group were to become an Acquiring Person, the Company were to be acquired by a third party (including an Acquiring Person) including, without limitation, by way of merger, amalgamation or other business combination transaction, or by acquisition of 50 per cent. or more of the Company’s assets, cash flow or earning power, proper provisions would be made so that each holder of a Right (other than Rights held by or on behalf of an Acquiring Person, which would have become void) would thereafter have the right to receive upon the exercise of a Right that number of shares of such third party (including an Acquiring Person) or its parent that at the time of such acquisition would have a market value of two times the exercise price of the Right.

At any time after any person or group were to become an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or acquisition by such Acquiring Person of an interest in 50 per cent. or more of the outstanding Voting Shares, the Board would have the authority to exchange or cause to be exchanged the Rights (other than Rights held by or on behalf of such Acquiring Person, which would have become void), in whole or in part, for Shares at an exchange ratio of one Share per Right, subject to the receipt of any consideration required by applicable law to be received by the Company in respect of the same.

At any time until 10 days following the first public announcement that any person or group has become an Acquiring Person, the Board would have the authority to redeem the Rights in whole, but not in part, at a price per Right to be specified in the Rights Plan (the “Redemption Price”).

So long as the Rights are redeemable, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner, subject to applicable law and any restrictions set forth in the Articles of Association of the Company. After any person or group became an Acquiring Person, the Board would have the authority, except with respect to the Redemption Price, to amend the Rights Plan in any manner that would not adversely affect the interests of holders of the Rights (other than Rights held by or on behalf of any Acquiring Person, which would have become void) or shorten or lengthen any time period under the Rights Plan (other than the time period within which redemption can occur).

Before the exercise of a Right, a Right would not entitle the holder thereof to any rights as a shareholder of the Company including, without limitation, the right to vote or receive dividends in respect of such Right.